As filed with the U.S. Securities and Exchange Commission on  October 20, 2014

Registration No. 333-198600

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Pre-Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7389	98-0384030
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

RenovaCare, Inc. 430 Park Avenue, Suite 702 New York, New York 10022 (800) 755-5815	Thomas Bold RenovaCare, Inc. 430 Park Avenue, Suite 702 New York, New York 10022 (800) 755-5815
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

 Copies to:

Joseph Sierchio, Esq.

Elishama Rudolph, Esq.

Sierchio & Company, LLP

430 Park Avenue

 Suite 702

 New York, New York 10022

 Telephone: (212) 246-3030

 Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the 1933 Act, please check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer 	☐	Non-accelerated filer 	☐
Accelerated filer 	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.00001 (2)	3,500,000	$1.07 (3)	$3,745,000	$482
Common stock, par value $0.00001 (4)	240,000	$0.35 (5)	$87,500	$11
Common stock, par value $0.00001 (6)	3,500,000	$0.43 (7)	$1,505,000	$194
Common stock, par value $0.00001 (8)	3,500,000	$0.43 (9)	$1,505,000	$194
Total	10,740,000		$6,839,000	$881 (10)

______________

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Represents shares of our common stock previously acquired by and issued to the Selling Stockholders in a private transaction directly with us.

(3) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the closing price of our common stock as reported on the OTC Markets Group, Inc. QB tier on September 4, 2014, a date within five trading days prior to the date of the filing of this registration statement.

(4) Represents shares of our common stock, par value $0.00001 per share, which have vested and may be issued upon exercise of an outstanding Series A Stock Purchase Warrant (the “Series A Warrant”), allowing the holder to purchase shares of our common stock at an exercise price of $0.35 per share through July 12, 2019.

(5) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(g) using the price at which the warrants may be exercised.

(6) Represents shares of our common stock, par value $0.00001 per share, which may be issued upon exercise of an outstanding Series B Stock Purchase Warrant (the “Series B Warrant”), allowing the holder to purchase shares of our common stock at an exercise price of $0.43 per share if exercised on or before May 29, 2015, or $0.46 per share if exercised after May 29, 2015, through November 29, 2018.

(7) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(g) using the price at which the warrants may be exercised.

(8) Represents shares of our common stock, par value $0.00001 per share, which may be issued upon exercise of an outstanding Series C Stock Purchase Warrant (the “Series C Warrant”), allowing the holder to purchase shares of our common stock at an exercise price of $0.43 per share if exercised on or before May 29, 2015, or $0.49 per share if exercised after May 29, 2015, through November 29, 2018.

(9) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(g) using the price at which the warrants may be exercised.

(10) Previously paid.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED  October 20, 2014

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

10,740,000 SHARES

RENOVACARE, INC. COMMON STOCK

This prospectus relates to the resale by certain of our stockholders and holders of warrants to purchase our stock named in the section of this prospectus titled “Selling Stockholders” (collectively, the “Selling Stockholders”) of up to 10,740,000 shares (collectively, the “Shares”) of our common stock, par value $0.00001. The Shares being offered under this prospectus are comprised of: (a) 3,500,000 shares of common stock that were purchased by a Selling Stockholder in a private placement with us pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); (b) 240,000 shares of common stock that vest on July 12, 2014 and are issuable upon exercise of a Series A Warrant allowing the holder to purchase shares of common stock at an exercise price of $0.35 per share through July 12, 2019; (c) 3,500,000 shares of common stock issuable upon exercise of a Series B Warrant allowing the holder to purchase shares of common stock at an exercise price of $0.43 per share if exercised on or before May 29, 2015, or $0.46 per share if exercised after May 29, 2015, through November 29, 2018; and (d) 3,500,000 shares of common stock issuable upon exercise of a Series C Warrant allowing the holder to purchase shares of common stock at an exercise price of $0.43 per share if exercised on or before May 29, 2015, or $0.49 per share if exercised after May 29, 2015, through November 29, 2018.

Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholders.   The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the Shares or interests therein may be deemed “underwriters” within the meaning of Section 2 (a) (11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders who are “underwriters” within the meaning of Section 2 (a) (11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Our common stock is presently quoted for trading under the symbol “RCAR” on the OTC Markets Group Inc. QBTM tier (the “OTCQB”). On  October 17, 2014, the closing price of the common stock, as reported on the OTCQB was $1.05 per share. The Selling Stockholders have advised us that they will sell the shares of common stock registered hereunder from time to time in the open market, on the OTCQB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

 The purchase of the Shares offered through this prospectus involves a high degree of risk. Please refer to “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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Table of Contents

Page #
Prospectus Summary	5
The Offering	6
Risk Factors	9
Note Regarding Forward-Looking Statements	22
Use of Proceeds	23
Determination of Offering Price	23
Market Price of and Dividends On Our Common Stock and Related Stockholder Matters	24
Management’s Discussion and Analysis of Financial Condition and Results of Operations	25
Description of Our Business and Property	28
Directors, Executive Officers and Control Persons	35
Executive Compensation	40
Security Ownership of Certain Beneficial Owners and Management	42
Transactions With Related Persons, Promoters and Certain Control Persons	43
Description of Our Securities	44
The Selling Stockholders	47
Plan of Distribution	48
Legal Matters	50
Experts	50
Where You Can Find Additional Information	50
Index To Consolidated Financial Statements	51
Consolidated Financial Statements	F-1

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You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus or incorporated by reference herein is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights certain information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before investing in the securities offered pursuant to this prospectus. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before making an investment decision.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” “Company,” “our Company,” and “RenovaCare” refer to RenovaCare, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Company

We were incorporated under the laws of the State of Utah on July 14, 1983, under the name “Far West Gold, Inc.” On May 9, 1996, our stockholders authorized a name change to “Far West Resources, Inc.” On June 30, 1997, the stockholders authorized a name change to “American Alliance Corporation” and authorized a change in the state of domicile from Utah to Nevada. On January 7, 2014, we filed a Certificate of Amendment to Articles of Incorporation changing our name from “Janus Resources, Inc.” to “RenovaCare, Inc.” so as to more fully reflect our operations. We have an authorized capital of 500,000,000 shares of common stock, par value $0.00001 of which 66,575,122 shares are outstanding as of the date of this prospectus, and 10,000,000 shares of $0.0001 par value preferred stock, of which none are outstanding.

Description of Business

We are a development-stage company focusing on the acquisition, research, development and, if warranted, commercialization of autologous (using a patient’s own cells) cellular therapies that can be used for medical and aesthetic applications. On July 12, 2013, we, through our wholly owned subsidiary, RenovaCare Sciences Corp., completed the acquisition of our flagship technology, a treatment methodology for skin isolation, spraying and associated equipment for the regeneration of human skin cells (the “Cell Deposition Device”), along with the associated United States patent applications and two (2) foreign patents, the first of which expires on August 22, 2027 and the second of which expires on April 26, 2031. We effected the acquisition of the Cell Deposition Device through an asset purchase agreement with Dr. Gerlach (the “APA”), one of the Selling Stockholders. Pursuant to the terms of the APA, as amended on September 9, 2014, we paid Dr. Gerlach an initial sum of $100,000 and are obligated to pay him an additional $300,000 in four installments: (a) $100,000 on December 31, 2014; (b) $50,000 on December 31, 2015; (c) $50,000 on December 31, 2016; and (d) $100,000 on December 31, 2017. Additionally, we issued to Dr. Gerlach a Series A Warrant allowing him to purchase up to 1,200,000 shares of our common stock at a purchase price of $0.35 per share (see “Description of Our Securities – Warrants, below”).

The average adult human has a skin surface area of between 16 - 21 square feet, which protects all other organs against the external environment. When a person’s skin is assailed by trauma or exposed to extreme heat, the skin’s various layers may be destroyed and depending on the severity of the injury, might cause life-threatening conditions. Currently, severe trauma to the skin, such as second or third degree burns, requires surgical mesh-grafting of skin, whereby healthy skin is removed from one area of the patient’s body (a “donor site”) and implanted on the damaged area.

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While mesh grafting is often the method of choice, we believe  there are significant deficiencies with this method. The surgical procedure to remove healthy skin from the donor site can be painful and leaves the patient with a new wound that must also be attended to. In many instances the aesthetic results are not satisfying, as the color of the skin from the donor site may not match the skin color of the damaged skin. Additionally, since the ratio between the size of the wound area and the size of the donor site is quite low, i.e. the size of the skin removed must be substantially equal in size to the size of the damaged skin, the mesh-grafting approach is in many cases limited. Donor and injury sites can take weeks to heal, requiring expensive hospital stays, ongoing wound dressing management, and ever-changing anti-infection strategies.

We are currently evaluating the efficacy and potential of our Cell Deposition Device, in combination with our unique cell isolation method, in the treatment of tissue that has been subject to severe trauma such as second and third degree burns. In small scale clinical trials, the Cell Deposition Device and cell isolation methodology have shown the ability to regenerate a more natural and thicker skin. The Cell Deposition Device utilizes the patient’s own skin stem cells and is able to address much larger treatment areas and at the same time reduce the size of the donor site. Furthermore, we believe the Cell Deposition Device enables the effective treatment of other skin disorders with minimal scarring compared to skin grafting.

In a clinical study of 19 patients with deep dermal wound burns to the face and neck conducted in Berlin, Germany prior to our purchase of the Cell Deposition Device, researchers stated that, “careful surgical debridement and consecutive application of CEA [cultured epethilial autograft] suspensions using a spray technique results in excellent cosmetic outcomes compared with any other method.” The same researchers concluded that, “We refuse to perform a prospective randomized study with groups in which traditional skin grafting and/or wound healing are still applied for the therapy for deep dermal burns due to the excellent results in our study. The method of CEA spray application has become our standard of care for these indications. The faster wound closure, the promotion of spontaneous wound healing by keratinocyte application, as well as the preservation of donor sites are further advantages of the method.” (Hartmann MD, Bernd, et al, “Sprayed Cultured Epithelial Autografts for Deep Dermal Burns of the Face and Neck” Annals of Plastic Surgery, 58.1 (2007): 70-73. Print. emphasis added). The CEA spray application used by the researchers in the publication refers to the Cell Deposition Device and related cell isolation methodology. Dr. Gerlach, one of the Selling Stockholders, assisted in the study.

The development of our Cell Deposition Device is in the early stage and we anticipate that we will be required to expend significant time and resources to further develop our technology and determine whether a commercially viable product can be developed. Research and development of new technologies involves a high degree of risk and there is no assurance that our development activities will result in a commercially viable product. The long-term profitability of our operations will be, in part, directly related to the cost and success of our development programs, which may be affected by a number of factors.

Corporate Information

Our corporate headquarters is located at 430 Park Avenue, Suite 702, New York, New York 10022. Our telephone number is (800) 755-5815. Our website is www.renovacareinc.com. Information contained on our web site (or any other website) does not constitute part of this prospectus.

Risk Factors

Our business operations are subject to numerous risks, including the risk of delays in, or discontinuation of, our research and development due to lack of financing, poor results, inability to commercialize our technologies or to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled “Risk Factors” beginning on page 9 of this prospectus.

THE OFFERING

Securities Being Registered:	10,740,000 shares of common stock, consisting of:

(a)

3,500,000 shares of common stock that were purchased by a Selling Stockholder in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act;

(b)

240,000 shares of common stock that vest on July 12, 2014 and are issuable upon exercise of a Series A Warrant allowing the holder to purchase shares of common stock at an exercise price of $0.35 per share through July 12, 2019;

(c)

3,500,000 shares of common stock issuable upon exercise of a Series B Warrant allowing the holder to purchase shares of common stock at an exercise price of $0.43 per share if exercised on or before May 29, 2015, or $0.46 per share if exercised after May 29, 2015, through November 29, 2018; and

(d)

3,500,000 shares of common stock issuable upon exercise of a Series C Warrant allowing the holder to purchase shares of common stock at an exercise price of $0.43 per share if exercised on or before May 29, 2015, or $0.49 per share if exercised after May 29, 2015, through November 29, 2018

Each of the Series A Warrant, Series B Warrant and Series C Warrant (collectively, the “Warrants”) may be exercised on a “cashless basis” as further set forth therein.

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Offering Price:	The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

Selling Stockholders:

The Selling Stockholders are existing stockholders, or holders of warrants to purchase shares of our stock, who purchased shares of our common stock, or received warrants to purchase shares of our common stock, from us in private transactions pursuant to exemptions from the registration requirements of the Securities Act. Please refer to the section titled “Selling Stockholders” of this prospectus.

Shares Outstanding Prior to Completion of the Offering:	66,575,122

Authorized Capital Stock:

Our authorized capital stock consists of stock of 500,000,000 shares of common stock, par value of $0.00001, and 10,000,000 shares of preferred stock, par value of $0.0001. No preferred shares are issued and outstanding.

Shares Outstanding upon Closing of the Offering:	Upon completion of the offering, we will have 66,575,122 shares outstanding, without giving effect to the exercise of any outstanding options or the Warrants.

OTCQB Symbol:	RCAR

Transfer Agent:	Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601.

Risk Factors:

Our business operations are subject to numerous risks, including the risk of delays in, or discontinuation of, our research and development due to lack of financing, poor results, inability to commercialize our technologies or to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled “Risk Factors” beginning on page 9 of this prospectus.

Use of Proceeds:

Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholders. We may, however, receive proceeds from the exercise of the Warrants; if such proceeds are received by us, they will be used to fund the research and development of the Cell Deposition Device, and for working capital and general corporate purposes. See “Use of Proceeds.”

Duration of Offering:

Pursuant to the terms of the Asset Purchase Agreement we entered into with one of the Selling Stockholders, Dr. Jörg Gerlach, we agreed to keep the registration statement, of which this prospectus is a part of, effective under the earlier of: (i) 24 months after the date on which it is declared effective, or (ii) the date on which all the shares issuable upon exercise of the Series A Warrant may be resold without restriction pursuant to Rule 144.

Pursuant to the terms of a Registration Rights Agreement (the “Registration Rights Agreement”) we entered into with one of the Selling Stockholders, Kalen Capital Corporation, we agreed to keep the registration statement, of which this prospectus is a part of, effective until the earlier of: (a) the date the investor’s securities have been sold in accordance with Rule 144, as promulgated under the Securities Act (“Rule 144”); (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act.

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Selected Financial Data

The following tables set forth a summary of certain selected consolidated financial data for the six month periods ended June 30, 2014 and 2013 and for the fiscal years ended December 31, 2013 and 2012. Historical results are not necessarily indicative of the results that may be expected for any future period. The consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included elsewhere in this prospectus.

Statements of Operations Data	For the Six Months Ended June 30, 2014	For the Six Months Ended June 30, 2013
	(Unaudited)	(Unaudited)
Revenue	$0	$0
Loss from continuing operations	$(601,703)	$(144,230)
Net loss	$(601,703)	$(144,230)
Basic and diluted net loss per share	$(0.01)	$(0.00)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	66,575,122	63,075,122

Statements of Operations Data	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012

Revenue	$0	$0
Loss from continuing operations	$(628,545)	$(229,539)
Net loss	$(1,032,788)	$(243,959)
Basic and diluted net loss per share	$(0.02)	$(0.00)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	63,401,149	63,075,122

Balance Sheet Data	As of June 30, 2014	As of December 31, 2013	As of December 31, 2012
	(Unaudited)
Cash and cash equivalents	$1,168,093	$1,508,843	$513,595
Working capital	$1,067,617	$1,454,633	$481,414
Total assets	$1,436,884	$1,752,927	$1,065,834
Total liabilities	$126,413	$55,441	$98,075
Total stockholders’ equity	$1,310,471	$1,697,486	$967,759

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before purchasing any of the Shares. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you may lose all or part of your investment. You should acquire the shares to which this prospectus relates only if you can afford to lose your entire investment. You should also refer to the other information contained in this prospectus, including our financial statements and the notes to those statements, and the information set forth under the caption “Note Regarding Forward-Looking Statements.” The risks described below and contained in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related To Our Business

We have experienced significant losses, have not generated any revenues and expect losses to continue for the foreseeable future.

We are a development-stage company. We do not have any commercialized products and have not generated any revenue since inception and do not expect to generate any revenue for the foreseeable future. We had a net loss from continuing operations of $628,545 and $229,539 for our fiscal years ended December 31, 2013 and 2012, respectively, and we have incurred a cumulative deficit of $6.1 million through June 30, 2014. We anticipate incurring losses through at least June 30, 2015.

We may require additional financing to expand, accelerate or sustain our current level of operations beyond our current fiscal year, and failure to obtain such financing would have a material adverse effect on our business, operating results, financial condition and prospects.

As of June 30, 2014, we had cash and cash equivalents of $1,168,093. We anticipate that we will remain engaged in research and product development activities through at least June 30, 2015. There is no assurance that we will be able to generate revenue and achieve profitability or secure additional financing once our current cash balance is depleted. Any significant expansion in scope or acceleration in timing of our current research and development activities, or commencement of any marketing and sales activities, will require additional funds.

Our future after December 2014 will depend in large part on our ability to successfully raise capital from external sources to fund operations. If adequate funds, including proceeds, if any, from this offering are not available on reasonable terms or at all, it would result in a material adverse effect on our business, operating results, financial condition and prospects. The Warrants included herein contain a provision allowing the holder to exercise the respective warrant on a “cashless basis.” Accordingly, we may not receive any proceeds from the sale of the securities offered by the Selling Stockholders. In particular, we may be required to delay, reduce the scope of or terminate one or more of our research programs, sell rights to our Cell Deposition Device or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity or debt securities, further dilution to stockholders may result and new investors could have rights superior to existing stockholders.

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Even if financing is available to us, because we cannot currently estimate the amount of funds or time required to commercialize our technologies, we may secure less funding than is actually required to effectuate our business plan.

We cannot accurately predict the amount of funding or the time required to successfully commercialize our Cell Deposition Device, or any products derived therefrom. The actual cost and time required to commercialize this technology may vary significantly depending on, among other things, the results of our research and development efforts, the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing claims with respect to patents, the regulatory approval process and manufacturing, marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business plan.

The success of our research and development activities is uncertain. If such efforts are not successful, we will be unable to generate revenues from our operations and we may have to cease doing business.

Commercialization of our Cell Deposition Device will require significant further research, development and testing as we must ascertain whether the Cell Deposition Device can form the basis for a commercially viable technology or product. If our research and development fails to prove commercial viability of the Cell Deposition Device, we may need to abandon our business model and/or cease doing business, in which case our shares may have no value and you may lose your investment. We anticipate we will remain engaged in research and development, through at least June 2015.

We may not be eligible to receive certain grants because of our foreign ownership.

In order to fund the ongoing research and development of our Cell Deposition Device we may apply for grants. In order to be eligible to receive certain of these grants, particularly those administered by the United States federal government, at least 50% of the outstanding shares of a company must be owned by residents of the United States. Because our majority shareholder is not a United States resident we may not be eligible to receive such grants.

The development of our Cell Deposition Device is subject to the risks of failure inherent in the development of any novel technology.

Ultimately, the development and commercialization of our Cell Deposition Device is subject to a number of risks that are particular to the development and commercialization of any novel technology. These risks include, but are not limited to, the following:

  we may fail to develop, acquire, or license various enabling technologies that may be integral to the commercialization of the Cell Deposition Device (or any derivatives);
  the Cell Deposition Device may ultimately prove to be ineffective, unsafe or otherwise fail to receive necessary regulatory approvals;
  the Cell Deposition Device (or any derivatives), even if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;
  our marketing license or proprietary rights to products derived from the Cell Deposition Device may not be sufficient to protect our products from competitors;
  the proprietary rights of third parties may preclude us or our collaborators from making, using or marketing products utilizing the Cell Deposition Device; or, third parties may market superior, more effective, or less expensive technologies or products having comparable results to the Cell Deposition Device (or any derivatives).

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If we fail to manage our growth effectively, our business could be disrupted.

Our future financial performance and ability to successfully commercialize our products, of which there is no guarantee, and to compete effectively will depend, in part, on our ability to manage any future growth effectively. We expect to make significant investments to enable our future growth through, among other things, new product development, clinical trials for new indications and expansion of our marketing and sales infrastructure. Any failure to manage future growth effectively could have a material adverse effect on our business and results of operations.

We could be subject to product liability lawsuits, which could result in costly and time-consuming litigation and significant liabilities.

The development of biopharmaceutical products, such as our Cell Deposition Device, involves an inherent risk of product liability claims and associated adverse publicity. Any products we may develop may be found to be harmful or to contain harmful substances. This exposes us to substantial risk of litigation and liability or may force us to discontinue production of certain products. There can be no assurance that we will be able to obtain or maintain insurance on reasonable terms or to otherwise protect ourselves against potential product liability claims that could impede or prevent commercialization of any products we may develop and commercialize. Furthermore, a product liability claim could damage our reputation, whether or not such claims are covered by insurance or are with or without merit. A product liability claim against us or the withdrawal of a product from the market could have a material adverse effect on our business or financial condition. Furthermore, product liability lawsuits, regardless of their success, would likely be time consuming and expensive to resolve and would divert management's time and attention, which could seriously harm our business.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how.

We rely on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable, or that we believe is best protected by means that do not require public disclosure. We generally seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with our employees, consultants, contractors, scientific advisors and third parties. However, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information.

We have limited control over the protection of trade secrets used by our suppliers and service providers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, scientific advisors and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our and relevant third parties’ proprietary rights, failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position and if third parties are able to establish that we are using their proprietary information without their permission, we may be required to obtain a license to that information, or if such a license is not available, re-design our products to avoid any such unauthorized use or temporarily delay or permanently stop manufacturing or sales of the affected products. Furthermore, laws regarding trade secret rights in certain markets where we may operate may afford little or no protection to our trade secrets.

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In seeking to acquire or develop technologies, we are operating in highly competitive markets and our competitors enjoy numerous competitive advantages over us.

Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, customer compliance, price, marketing and distribution. Our competitors may succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive. The skin care and wound care industry is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter is expected to come from companies, research institutions and universities who are researching and developing technologies and products similar to or competitive with any we may develop.

These companies enjoy numerous competitive advantages, including:

  significantly greater name recognition;
  established relations with customers;
  established distribution networks;
  more advanced technologies and product development;
  additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
  greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products;
  greater financial and human resources for product development, sales and marketing, and the ability to endure potentially prolonged patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

To the extent we are able to develop and commercialize products based upon or derived from our Cell Deposition Device and underlying technology, if such products do not gain market acceptance, we may not achieve sales and market share.

Even if we are able to develop and commercialize one or more products based upon or derived from the Cell Deposition Device and underlying technology, of which there is no guarantee, the development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

  customer acceptance of our products;
  obtaining third-party coverage or reimbursement for our products;
  performance and reliability of our products as compared with other alternative products;
  the ability to offer our products for sale at an attractive value and the willingness of physicians to administer our products and their acceptance as part of the medical department routine;
  the prevalence and severity of any side effects;
  the efficacy, potential advantages and timing of introduction to the market of alternative treatments; and
  our failure to develop and maintain successful relationships with health care professionals, manufacturers, distributors, and other resellers, as well as strategic partners.

Failure to achieve market acceptance for any of our products, if and when they are approved for commercial sale, will have a material adverse effect on our business, financial condition and results of operations.

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We may be unsuccessful in commercializing our products due to unfavorable pricing regulations, third-party coverage and reimbursement policies or healthcare reform initiatives.

We cannot predict the pricing and reimbursement of any products we may develop and commercialize. The regulations that govern marketing approvals, pricing and reimbursement for new products vary widely from country to country. In some foreign jurisdictions, including the European Union, the pricing of medical devices and treatments is subject to governmental control. In these jurisdictions, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product candidate.

As a result, we might obtain regulatory approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenue we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in any products we may develop and commercialize, even after obtaining regulatory approval.

Additionally, we cannot be sure that reimbursement will be available for any products we may develop and commercialize, or if reimbursement is available, what the level of reimbursement will be. Reimbursement may affect the demand for, or the price of, any product for which we obtain marketing approval. Obtaining reimbursement for any products we may develop and commercialize may be particularly difficult because of the higher prices often associated with products administered under the supervision of a physician. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize any products that we successfully develop. Eligibility for reimbursement does not imply that any product will be paid for in all cases or at a rate that covers our costs. Interim payments for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Payment rates may vary according to the use of the product and the clinical setting in which it is used, may be based on payments allowed for lower cost products that are already reimbursed and may be incorporated into existing payments for other services.

Clinical medical device development is a lengthy and expensive process, with an uncertain outcome.

We intend to develop and commercialize pipeline products based on our Cell Deposition Device and underlying technology. However, before obtaining regulatory approval for the sale of for any products we may develop and commercialize, we must conduct, at our own expense, clinical studies to demonstrate that the products are safe and effective.

Preclinical and clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failure of one or more of our clinical trials can occur at any stage of testing. We may experience numerous unforeseen events during, or as a result of, preclinical testing and the clinical trial process. Even if preclinical or clinical trials are successful, we still may be unable to commercialize the product, as success in preclinical trials, early clinical trials, or later clinical trials, does not ensure commercial acceptance.

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Similar or other events could delay or prevent our ability to complete necessary clinical trials for our pipeline products, including:

  regulators may not authorize us to conduct a clinical trial within a country or at a prospective trial site or may change the design of a study;
  delays may occur in reaching agreement on acceptable clinical trial terms with regulatory authorities or prospective sites, or obtaining institutional review board approval;
  our preclinical tests or clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional trials or to abandon strategic projects;
  the number of patients required for our clinical trials may be larger than we anticipate, enrollment in our clinical trials may be slower or more difficult than we expect, or patients may not participate in necessary follow-up visits to obtain required data, any of which would result in significant delays in our clinical testing process;
  our third-party contractors, such as a research institution, may fail to comply with regulatory requirements or meet their contractual obligations to us;
  we may be forced to suspend or terminate our clinical trials if the participants are being exposed, or are thought to be exposed, to unacceptable health risks or if any participant experiences an unexpected serious adverse event;
  regulators or institutional review boards may require that we hold, suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements;
  undetected or concealed fraudulent activity by a clinical researcher, if discovered, could preclude the submission of clinical data prepared by that researcher, lead to the suspension or substantive scientific review of one or more of our marketing applications by regulatory agencies, and result in the recall of any approved product distributed pursuant to data determined to be fraudulent;
  the cost of our clinical trials may be significantly greater than we anticipate;
  an audit of preclinical or clinical studies by regulatory authorities may reveal noncompliance with applicable protocols or regulations, which could lead to disqualification of the results and the need to perform additional studies; and
  delays may occur in obtaining our clinical materials.

Moreover, we do not know whether preclinical tests or clinical trials will begin or be completed as planned or will need to be restructured. Significant delays could also shorten the patent protection period during which we may have the exclusive right to commercialize our products or could allow our competitors to bring products to the market before we do, impairing our ability to commercialize our products.

Development and commercialization of any products requires successful completion of the regulatory approval process, and may suffer delays or fail.

In the United States, as well as other jurisdictions, we will be required to apply for and receive marketing authorization before we can market our products. This process can be time consuming and complicated and may result in unanticipated delays. To secure marketing authorization, an applicant generally is required to submit an application that includes the data supporting preclinical and clinical safety and efficacy as well as detailed information on the manufacturing and control of the product, proposed labeling and other additional information. Before marketing authorization is granted, regulatory authorities generally require the inspection of the manufacturing facility or facilities and quality systems (including those of third parties) at which the product candidate is manufactured and tested, as well as potential audits of the non-clinical and clinical trial sites that generated the data cited in the marketing authorization application.

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We cannot predict how long the applicable regulatory authority or agency will take to grant marketing authorization or whether any such authorizations will ultimately be granted. Regulatory agencies, including the Food and Drug Administration (the “FDA”), have substantial discretion in the approval process, and the approval process and the requirements governing clinical trials vary from country to country. The policies of the FDA or other regulatory authorities may change or may not be explicit, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of any products we may develop and commercialize. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States, Europe or elsewhere. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability.

Additionally, any regulatory approval that we receive may also contain requirements for potentially costly post-marketing testing and surveillance to monitor the safety and efficacy of the product candidate. Once a product is approved, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. These requirements include submission of safety and other post-marketing information and reports, registration and continued compliance with good manufacturing practices for any clinical trials that we conduct post-approval.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval or result in significant negative consequences following marketing approval, if any.

Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. Results of our trials could reveal a high and unacceptable severity and prevalence of side effects. In such an event, our trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval for our product candidates for any or all targeted indications. Any related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw approvals of such product;
•	regulatory authorities may require additional warnings on the label;
•	we may be required to create a medication guide outlining the risks of such side effects for distribution to patients;
•	we could be sued and held liable for harm caused to patients; and
•	our reputation may suffer.

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We may be subject to product liability claims and we do not currently maintain product liability insurance.

The manufacture and sale of medical devices and other therapeutic products involve an inherent risk of product liability claims and associated adverse publicity. If we manage to commercialize the Cell Deposition Device or its underlying technology we may become subject to product liability claims or liabilities in the future, including if patients die, or suffer some other serious adverse effect whether or not such patients were predisposed to adverse outcomes.

Any product liability claims could have a material negative effect on the market acceptance and sales of our products. We currently do not maintain any product liability insurance. We do not know if we will be able to obtain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. This type of insurance is expensive and may not be available on acceptable terms or at all. If we are unable to obtain or maintain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims, we may be unable to continue to develop or commercialize our products or any product candidates that may receive regulatory approval in the future. A successful product liability claim brought against us in excess of our insurance coverage, if any, may require us to make substantial payments. This could adversely affect our cash position and results of operations and could increase the volatility of our stock price.

Obtaining and maintaining regulatory approval for a product candidate in one jurisdiction does not mean that we will be successful in obtaining regulatory approval for that product candidate in other jurisdictions.

Obtaining and maintaining regulatory approval for a product candidate in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction, while a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval for a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a drug candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

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We may fail to obtain regulatory approval for our product candidates.

Our potential product candidates could fail to receive regulatory approval for many reasons, including one or more of the following:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials or the validation of our caregiver and patient reported outcome instruments;
•	we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for any of its proposed indications;
•	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;
•	we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;
•	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;
•

the data collected from clinical trials of our Cell Deposition Device and its underlying technology may not be sufficient to satisfy the FDA or comparable foreign regulatory authorities to support our submission or to obtain regulatory approval in the United States or elsewhere;

•

the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or the Health Care Reform Law, was passed, which substantially changes the way health care is financed by both governmental and private insurers, and significantly impacts the U.S. pharmaceutical industry. The Health Care Reform Law, among other things, (i) subjects biologic products to potential competition by lower-cost biosimilars, (ii) addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected, (iii) increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations, (iv) establishes annual fees and taxes on manufacturers of certain branded prescription drugs, and (v) promotes a new Medicare Part D coverage gap discount program.

In addition, other legislative changes have been proposed and adopted in the United States since the Health Care Reform Law was enacted. On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, or the ATRA, which, among other things, delayed for another two months the budget cuts mandated by these sequestration provisions of the Budget Control Act of 2011. On March 1, 2013, the President signed an executive order implementing sequestration, and on April 1, 2013, the 2% Medicare payment reductions went into effect. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

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We are subject to extensive environmental, health and safety, and other laws and regulations.

Although our business involves the controlled use of biological materials, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident, spill or release of any such chemicals or substances occurs, we could be held liable for resulting damages, including for investigation, remediation and monitoring of the contamination, including natural resource damages, the costs of which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures. Additional or more stringent laws and regulations affecting our operations may be adopted in the future. We may incur substantial capital costs and operating expenses and may be required to obtain consents to comply with any of these or certain other laws or regulations and the terms and conditions of any permits required pursuant to such laws and regulations, including costs to install new or updated pollution control equipment, modify our operations or perform other corrective actions at our respective facilities. In addition, fines and penalties may be imposed for noncompliance with environmental, health and safety and other laws and regulations or for the failure to have, or comply with the terms and conditions of, required environmental or other permits or consents.

We face competition from the existing standard of care and potential changes in medical practice and technology and the possibility that our competitors may develop products, treatments or procedures that are similar, more advanced, safer or more effective than ours.

The medical, biotechnology and pharmaceutical industries are intensely competitive and subject to significant technological and practice changes. We may face competition from many difference sources with respect to any products we may develop and commercialize. Possible competitors may be medical practitioners, pharmaceutical and wound care companies, academic and medical institutions, governmental agencies and public and private research institutions, among others. Should any competitor’s product candidates receive regulatory or marketing approval prior to ours, they may establish a strong market position and be difficult to displace, or will diminish the need for our products.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products, treatments or procedures that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any product that we may develop. Many of our current or future competitors may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we may have. Mergers and acquisitions in the pharmaceutical and biotechnology industries or wound care markets may result in even more resources being concentrated among a smaller number of our competitors. Other early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These companies compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

We may compete for the time and efforts of our officers and directors.

Certain of our officers and directors are also officers, directors, and employees of other companies and we may have to compete with the other companies for their time, attention and efforts. Our officers provide us their services on a part-time basis and none of our directors anticipate devoting more than approximately five (5%) percent of their working time to our matters.

We maintain at-will consulting agreements with our officers that may be terminated by us or the respective officer at any time and for any reason.

We maintain at-will consulting agreements with our officers that may be terminated by us or the respective officer at any time and for any reason. If any of our officers terminate their consulting agreement it may have a material adverse effect on our business, financial condition or ability to operate.

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Our growth and success depends on our ability to attract and retain additional highly qualified and skilled sales and marketing, research and development, operational, managerial and finance personnel.

Our growth and success depends on our ability to attract and retain additional highly qualified and skilled sales and marketing, research and development, operational, managerial and finance personnel. Competition for skilled personnel is intense and the unexpected loss of an employee with a particular skill could materially adversely affect our operations until a replacement can be found and trained. If we cannot attract and retain skilled scientific and operational personnel, as required, for our research and development and manufacturing operations on acceptable terms, we may not be able to develop and commercialize any products we may develop and commercialize. Further, any failure to effectively integrate new personnel could prevent us from successfully growing our company.

Risks Related To Ownership of Our Common Stock

The trading price of our common stock historically has been volatile and may not reflect its actual value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic our control. In recent years, broad stock market indices in general, and smaller capitalization companies in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock.

The sale by our stockholders of restricted shares, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will require to effectuate our business plan.

As of the date of this prospectus we had 66,575,122 shares issued and outstanding, of which 42,931,800 are deemed “restricted securities” within the meaning of Rule 144. The possibility that substantial amounts of our common stock may be sold into the public market, either under Rule 144, or pursuant to a resale registration statement, may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities because of the perception that future resales could decrease our stock price and because of the availability of resale shares to those interested in investing in our common stock.

Our common stock is a penny stock and is not traded on a national securities exchange, therefore you may find it difficult to sell shares of our common stock you may acquire in this offering.

Our common stock is traded on the OTCQB. The OTCQB is viewed by most investors as a less desirable, and less liquid, marketplace. As a result, an investor may find it more difficult to purchase, dispose of or obtain accurate quotations as to the value of our common stock.

Additionally, our common stock is subject to regulations of the SEC applicable to “penny stock.” Penny stock includes any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and “accredited investors” (as defined in Rule 501(a) of the Securities Act). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

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In addition, the penny stock regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

Although our common stock is currently quoted on the OTCQB, if we do not meet or comply with the recent rule changes to the OTCQB our shares may be delisted from the OTCQB and would likely be traded on the OTC Pink (aka the Pink Sheets).

Although our common stock is currently quoted on the OTCQB, effective as of May 1, 2014, the OTC Markets Group, Inc. changed its rules for OTCQB eligibility. To be eligible for OTCQB, companies will be required to:

  meet a minimum bid price test of $0.01. Securities that do not meet the minimum bid price test will be downgraded to OTC Pink;
  submit an application to OTCQB and pay an application and annual fee; and
  submit an OTCQB Annual Certification confirming the Company Profile displayed on www.otcmarkets.com is current and complete and providing additional information on officers, directors, and controlling shareholders.

Management has not yet determined whether it will submit the required application and pay the associated fees to remain quoted on the OTCQB. In the event we do not submit an application and pay those fees our common stock will likely be downgraded to the OTC Pink, which could adversely affect the market liquidity of our common stock.

Kalen Capital Corporation, a private corporation solely owned by Mr. Harmel Rayat, beneficially owns approximately 64% of our issued and outstanding stock. This ownership interest may permit Kalen Capital Corporation to influence significant corporate decisions.

As of the date of this prospectus, Kalen Capital Corporation, a private corporation solely owned by Harmel S. Rayat, a former officer and director of ours, beneficially owned approximately 42,564,800 shares (including shares issuable upon exercise of outstanding warrants), or approximately 64%, of our outstanding common stock. As a result, Mr. Rayat may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Mr. Rayat’s interests may be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interest. This concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, or support or reject other management and board proposals that are subject to stockholder approval, such as the adoption of employee stock plans and significant unregistered financing transactions.

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There are options to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we have granted options to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 185,000 shares of our common stock. The exercise prices of these options range from $0.65 to $1.05 per share. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

There are warrants to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we have issued warrants to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 8,200,000 shares of common stock. The exercise prices of these warrants are $0.35 per share for the 1,200,000 Series A Warrant (240,000 shares have vested as of the date hereof), either $0.43 or $0.46 per share for the 3,500,000 shares issuable upon exercise of the Series B Warrant and either $0.43 or $0.49 for the 3,500,000 shares issuable upon exercise of the Series C Warrant. If issued, the shares underlying the Warrants would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

We may issue preferred stock which may have greater rights than our common stock.

Our Articles of Incorporation allow our Board of Directors (the “Board”) to issue up to 10,000,000 shares of preferred stock. Currently, no shares of preferred stock are issued and outstanding. However, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from the holders of our common stock. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing it to be converted into shares of common stock, which could dilute the value of our common stock to then current stockholders and could adversely affect the market price, if any, of our common stock.

We have entered into a registration rights agreement with Kalen Capital Corporation requiring us to register all the shares owned by Kalen Capital Corporation as of November 29, 2013, including all shares issuable upon conversion of any warrants then owned by Kalen Capital Corporation. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to Kalen Capital Corporation.

One November 29, 2013, as part of a private placement we completed with Kalen Capital Corporation (the “11/29 Financing”), we entered into the Registration Rights agreement with Kalen Capital Corporation pursuant to which we agreed to file such number of registration statements as required to register for resale with the SEC all the shares owned by Kalen Capital Corporation as of November 29, 2013, including all shares issuable upon conversion of any warrants then owned by Kalen Capital Corporation. The first registration statement that we are obligated to file, of which this prospectus is a part, covers the shares and warrants issued to Kalen Capital Corporation as part of the 11/29 Financing. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to Kalen Capital Corporation. In the event the we fail to file a registration statement in the time period required, we will issue to Kalen Capital Corporation additional shares of our common stock equal to 5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to file such registration statement, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 25% of the number of shares of our common stock that were to be registered. Additionally, in the event we fail to cause a registration statement to be declared effective within ninety days from the date of filing, we will issue to Kalen Capital Corporation additional shares of our common stock equal to 2.5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to cause the SEC to declare such registration statement effective, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 10% of the number of shares of common stock included in such registration statement. The registration statement of which this prospectus is a part of was timely filed and no additional shares must be issued to Kalen Capital Corporation at this time.

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Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on a registered national exchange, such exchange’s rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our failure to adequately comply with any of these laws, regulations, standards or rules may result in substantial fines or other penalties and could have an adverse impact on our ongoing operations.

Because we do not intend to pay dividends for the foreseeable future you should not purchase our shares if you are seeking dividend income.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the shares offered by us pursuant to this prospectus. See “Market Price of and Dividends On Our Common Stock and Related Stockholder Matters.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements,” as well as information relating to the Company and its subsidiaries that is based on management’s exercise of business judgment and assumptions made by and information currently available to management. Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. When used in this document and other documents, releases and reports released by us, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. Actual events, transactions and results may materially differ from the anticipated events, transactions or results described in such statements. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements and unknown, unidentified or unpredictable factors could materially and adversely impact our future results. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to our forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Several of these factors include, without limitation:

  our ability to meet requisite regulations or receive regulatory approvals in the United States, and our ability to retain any regulatory approvals that we may obtain; and the absence of adverse regulatory developments in the United States and abroad;

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  our ability to meet requisite regulations or receive regulatory approvals in the United States, and our ability to retain any regulatory approvals that we may obtain; and the absence of adverse regulatory developments in the United States and abroad;
  new entrance of competitive products or further penetration of existing products in our markets;
  the effect on us from adverse publicity related to our products or the company itself; and
  any adverse claims relating to our intellectual property.

The reader is cautioned that no statements contained in this prospectus should be construed as a guarantee or assurance of future performance or results. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks described in this report and matters described in this report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.

We have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities or financing from other sources until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

This prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. This prospectus also relates to shares of our common stock to be issued to the Selling Stockholders upon exercise of outstanding warrants. We will not receive any proceeds from the sale of shares of our common stock in this offering. We may, however, receive proceeds from the exercise of the Warrants, unless they are exercised on a “cashless basis.” We will use the proceeds, if any, from the exercise of the Warrants to fund the research, development and commercialization of the Cell Deposition Device and for general working capital.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. The Series A Warrant is exercisable at a per share price of $0.35, the Series B Warrant is exercisable at a per share price of $0.43 if exercised on or before May 29, 2015, or $0.46 if exercised thereafter through November 29, 2018 and the Series C Warrant is exercisable at a per share price of $0.43 if exercised on or before May 29, 2015, or $0.49 if exercised thereafter through November 29, 2018. The exercise price of the Warrants has been arbitrarily determined by us, and bears no significant relationship to our assets, earnings, book value or any other objective standard of value. Please refer to “Plan of Distribution.”

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MARKET PRICE AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “RCAR.” Our warrants are not currently traded on any market. The closing price of our common stock as quoted on the OTCQB on  October 17, 2014  was $1.05.

As of the date of this prospectus there were 66,575,122 shares of our common stock outstanding and held by approximately 324 stockholders of record. A portion of our common stock is held in “street name” or by beneficial holders, whose shares are held of record by banks, brokers, and other financial institutions.

The following table sets forth the range of high and low bid prices for our common stock for each quarter during the past two fiscal years as reported on the OTCQB:

Fiscal Year Ended December 31, 2013	High	Low
First Quarter (January 1 - March 31, 2013)	$0.38	$0.33
Second Quarter (April 1 – June 30, 2013)	$0.80	$0.37
Third Quarter (July 1 – September 30, 2013)	$0.74	$0.55
Fourth Quarter (October 1 – December 31, 2013)	$1.37	$0.56

Fiscal Year Ended December 31, 2012	High	Low
First Quarter (January 1 - March 31, 2012)	$0.55	$0.28
Second Quarter (April 1 – June 30, 2012)	$0.58	$0.40
Third Quarter (July 1 – September 30, 2012)	$0.43	$0.37
Fourth Quarter (October 1 – December 31, 2012)	$0.37	$0.33

Dividend Policy

We have not paid any dividends on our common stock and our Board presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Board in light of conditions then existing, including earnings, financial condition, capital requirements and other factors.

The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or
  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

Overview

We were incorporated under the laws of the State of Utah on July 14, 1983, under the name “Far West Gold, Inc.” On May 9, 1996, our stockholders authorized a name change to “Far West Resources, Inc.” On June 30, 1997, the stockholders authorized a name change to “American Alliance Corporation” and authorized a change in the state of domicile from Utah to Nevada. On January 7, 2014, we filed a Certificate of Amendment to Articles of Incorporation changing our name from “Janus Resources, Inc.” to “RenovaCare, Inc.” so as to more fully reflect our operations as a biopharmaceutical company.

Results of Operations

Three and Six Months Ended June 30, 2014 versus June 30, 2013

	For the Three Months Ended June 30,
	2014	2013	$ change	% change
Operating expenses
General and administrative	$333,682	$83,358	$250,324	300.3
Net loss	$(333,682)	$(83,358)	$(250,324)	300.3

	For the Six Months Ended June 30,
	2014	2013	$ change	% change
Operating expenses
General and administrative	$601,703	$144,230	$457,473	317.2
Net loss from continuing operations	(601,703)	(144,230)	457,473	317.2
Discontinued operations
Gain on disposal of oil and gas properties	-	49,338	49,338	100.0
Loss from discontinued operations	-	49,338	(49,338)	100.0
Net loss	$(601,703)	$(94,892)	$(506,811)	534.1

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Continuing Operations

Our expenses consist primarily of professional fees and administrative costs. For the three months ended June 30, 2014 and 2013, general and administrative expenses were $333,682 and $83,358, respectively. The increase in general and administrative fees in 2014 of $250,324 was due primarily to a $68,500 expense related to the Series A Warrant issued in July 2013 and to newly incurred research and development expenses of $65,000 related to the development of our Cell Deposition Device. In addition, legal fees in the three months ended June 30, 2014 increased by $36,243 as a result of increased patent related costs and  expenses associated with our ongoing SEC reporting obligations.

As a result of the foregoing, net loss from continuing operations for three months ended June 30, 2014 and 2013 was $(333,682) and $(83,358), respectively.

Discontinued Operations

There was no activity in discontinued operations for the three months ended June 30, 2014 or June 30, 2013.

Net loss for the three months ended June 30, 2014 and 2013 was $(333,682) and $(83,358), respectively.

Year Ended Year Ended December 31, 2013 (Fiscal 2013) versus December 31, 2012 (Fiscal 2012)

	For the Years Ended December 31,
Operating expenses	2013	2012	$ change	% change
General and administrative	$628,545	$229,539	$399,006	173.8
Net loss from continuing operations	(628,545)	(229,539)	$399,006	173.8
Discontinued operations
Income (loss) from discontinued operations	$-	$(14,420)	$(14,420)	100.0
Gain (loss) on disposal of assets	49,338	-	49,338	100.0
Loss on disposal of subsidiary	$(453,581)	$-	$(453,581)	100.0
Loss from discontinued operations	$(404,243)	$(14,420)	$(389,823)	2,703.4
Net loss	$(1,032,788)	$(243,959)	$(788,829)	323.3

Continuing Operations

Our expenses consist primarily of professional fees and administrative costs. For the years ended December 31, 2013 and 2012, general and administrative expenses were $628,545 and $229,539, respectively. The increase in general and administrative expenses in 2013 of $399,006 was due primarily to a $263,399 increase in consulting fees, of which $237,971 represented non-cash stock based consulting expenses. In addition, legal fees in 2013 increased by $114,863 as a result of increased patent related and financing activity.

As a result of the foregoing, net loss from continuing operations for twelve months ended December 31, 2013 and 2012 was $(628,545) and $(229,539), respectively.

Discontinued Operations

Income (loss) from oil and gas activities was $(14,420) for the year ended December 31, 2012. Gain on the disposal of our oil and gas properties for the year ended December 2013 was $49,338. Loss on disposal of the Fostung subsidiary in the year ended December 31, 2013 was $(453,581). Net loss from discontinued operations for the years ended December 31, 2013 and 2012 was $(404,243) and $(14,420), respectively.

Net loss for the years ended December 31, 2013 and 2012 was $(1,032,788) and $(243,959), respectively.

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Liquidity and Capital Resources

We currently finance our activities primarily by the private placement of our equity securities. There is no assurance that equity funding will be accessible to us at the times and in the amounts required to fund our ongoing operations. There are many conditions beyond our control which have a direct bearing on the level of investor interest in the purchase of our securities. We do not have any agreements or understandings with any person as to additional financing.

At June 30, 2014, we had cash of $1,168,093 (December 2013 - $1,508,843) and working capital of $1,067,617 (December 2013 – $1,454,632). Total liabilities as of June 30, 2014 were $126,413 (December 2013 - $55,441).

Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We require additional funds to meet our obligations and maintain our operations. We have sufficient working capital to (i) pay our administrative and general operating expenses through December 31, 2014, and (ii) to conduct our preliminary research and development programs. Without sufficient cash flow from operations, we may need to obtain additional funds (presumably through equity offerings and/or debt borrowing) in order, if warranted, to implement additional research and development programs on our Cell Deposition Device.

Cash Flow

Operating activities: We used cash of $340,750 for operating activities for the six months ended June 30, 2014 (2013 - $124,424). We have financed our operations through the sale of our equity securities, as discussed herein.

Investing Activities: During the six months ended June 30, 2014, there were no investing activities. During the six months ended June 30, 2013 proceeds from the disposal of oil and gas properties was $3,000.

Financing Activities: Cash flows from financing activities for the six months ended June 30, 2014 and 2013 were $0 and $0, respectively.

Fair Value of Financial Instruments and Risks

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, accounts payable – related parties, and warrant liability approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that we are not exposed to significant interest or credit risks arising from these financial instruments.

Market Risk Disclosures

We have not entered into derivative contracts either to hedge existing risks or for speculative purposes during or subsequent to the periods presented.

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Off-balance Sheet Arrangements and Contractual Obligations

We do not have any off-balance sheet arrangements or contractual obligations that are likely to have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that have not been disclosed in our consolidated financial statements.

Recently Issued Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended June 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605, Revenue Recognition. The new revenue recognition standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for interim and annual reporting periods beginning after December 15, 2016 and is to be applied retrospectively. The Company does not currently have any revenue. As such, ASU 2014-09 will not have any effect on the Company’s results of operations and financial position. If the Company begins generating revenue prior to the effective date of ASU 2014-09, it will evaluate the effect that ASU 2014-09 will have on its results of operations and financial position.

DESCRIPTION OF OUR BUSINESS AND PROPERTY

Description of Business

We are a development-stage company focusing on the acquisition, research, development and, if warranted, commercialization of autologous (using a patient’s own cells) cellular therapies that can be used for medical and aesthetic applications. On July 12, 2013, we, through our wholly owned subsidiary, RenovaCare Sciences Corp., completed the acquisition of our flagship technology, a treatment methodology for skin isolation, spraying and associated equipment for the regeneration of human skin cells, along with the associated United States patent applications and two (2) foreign patents, the first of which expires on August 22, 2027 and the second of which expires on April 26, 2031. Based upon a small scale patient study conducted in Berlin, Germany prior to our entry into the APA, the Cell Deposition Device has been shown to naturally regenerate and heal skin for burn victims. We effected the acquisition of the Cell Deposition Device through the APA with Dr. Gerlach, one of the Selling Stockholders. Pursuant to the terms of the APA, as amended on September 9, 2014, we paid Dr. Gerlach an initial sum of $100,000 and are obligated to pay him an additional $300,000 in four installments: (a) $100,000 on December 31, 2014; (b) $50,000 on December 31, 2015; (c) $50,000 on December 31, 2016; and (d) $100,000 on December 31, 2017. Additionally, we issued to Dr. Gerlach a Series A Warrant allowing him to purchase up to 1,200,000 shares of our common stock at a purchase price of $0.35 per share (see “Description of Our Securities – Warrants, below”).

The development of our Cell Deposition Device is in the early stage and we anticipate that we will be required to expend significant time and resources to further develop our technology and determine whether a commercially viable product can be developed. Research and development of new technologies involves a high degree of risk and there is no assurance that our development activities will result in a commercially viable product. The long-term profitability of our operations will be, in part, directly related to the cost and success of our development programs, which may be affected by a number of factors.

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Skin is the body’s largest organ, representing approximately 15% of a person’s total bodyweight. The average adult human has a skin surface area of between 16 - 21 square feet, which protects all other organs against the external environment. When a person’s skin is assailed by trauma or exposed to extreme heat, the skin’s various layers may be destroyed and depending on the severity of the injury, might cause life-threatening conditions. Currently, severe trauma to the skin, such as second or third degree burns, requires surgical mesh-grafting of skin, whereby healthy skin is removed from a donor site and implanted on the damaged area.

While mesh grafting is often the method of choice,  we believe that  there are significant deficiencies with this method. The surgical procedure to remove healthy skin from the donor site can be painful and leaves the patient with a new wound that must also be attended to. In many instances the aesthetic results are not satisfying, as the color of the skin from the donor site may not match the skin color of the damaged skin. Additionally, since the ratio between the size of the wound area and the size of the donor site is quite low, i.e. the size of the skin removed must be substantially equal in size to the size of the damaged skin, the mesh-grafting approach is in many cases limited. Donor and injury sites can take weeks to heal, requiring expensive hospital stays, ongoing wound dressing management, and ever-changing anti-infection strategies.

We are currently evaluating the efficacy and potential of our Cell Deposition Device, in combination with our unique cell isolation method, in the treatment of tissue that has been subject to severe trauma such as second and third degree burns. In a clinical study of 19 patients with deep dermal wound burns to the face, neck conducted in Berlin, Germany prior to our purchase of the Cell Deposition Device, researchers stated that, “careful surgical debridement and consecutive application of CEA [cultured epethilial autograft] suspensions using a spray technique results in excellent cosmetic outcomes compared with any other method.” The same researchers concluded that, “We refuse to perform a prospective randomized study with groups in which traditional skin grafting and/or wound healing are still applied for the therapy for deep dermal burns due to the excellent results in our study. The method of CEA spray application has become our standard of care for these indications. The faster wound closure, the promotion of spontaneous wound healing by keratinocyte application, as well as the preservation of donor sites are further advantages of the method.” (Bernd 70-73 emphasis added). The CEA spray application used by the researchers in the publication refers to the Cell Deposition Device and related cell isolation methodology. Dr. Gerlach, one of the Selling Stockholders, assisted in the study.

Our Market Opportunity

According to medical market research firm, Kalorma Information, the global market for wound care products is projected to grow from $16.8 billion in 2012, to approximately $21.0 billion by 2015.

Burn Wounds

Burns are one of the most common and devastating forms of trauma. Patients with serious thermal injury require immediate specialized care in order to minimize morbidity and mortality. Data from the National Center for Injury Prevention and Control in the United States show that approximately 2 million fires are reported each year which result in 1.2 million people with burn injuries. Moderate to severe burn injuries requiring hospitalization account for approximately 100,000 of these cases, and about 5,000 patients die each year from burn-related complications. The survival rates for burn patients have improved substantially in the past few decades due to advances in modern medical care in specialized burn centers. Severe burns require specialized care in hospitals or burn centers. According to Critical Care, an international clinical medical journal, burns are also among the most expensive traumatic injuries because of long and costly hospitalization, rehabilitation and wound and scar treatment. The prevalence of patients with severe burns is even higher in emerging economies. For example, according to an IMS study, approximately 400,000 patients are hospitalized every year with burns in India.

Burn injuries account for a significant cost to the health care system in North America and worldwide. In the United States and Canada there are currently 167 centers specializing in burn care, with over 2,000 beds. Although the overall hospitalization rates from less-serious burn injuries have declined by 50% since 1971, the proportion of patients admitted to burn centers has increased. Recent estimates in the United States show that 45,000 patients are admitted to acute-care hospitals annually with burn injuries, and in approximately 50% of these cases the extent of thermal injury is severe enough to warrant admission to a specialized burn center. Burn care centers in North America currently admit an average of more than 200 patients per year, whereas other hospital units admit an average of fewer than five burn patients per year.

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Initial hospitalization costs and physicians’ fees for specialized care of a patient with a major burn injury are currently estimated to be $200,000. Overall, costs escalate for major burn cases because of repeated admissions for reconstruction and rehabilitation therapy. In the United States, current annual estimates show that more than $18 billion is spent on specialized care of patients with major burn injuries.

Most burn injuries involve part or the entire thickness of the skin and in some cases, the deeper subcutaneous fat tissue or underlying structures. The severity of the burn depends on three main factors:

(i)

The extent of the surface the burn occupies is usually referred to as percent of total body surface area (“TBSA”). A burn on an adult’s entire palm would generally equal approximately 1% TBSA, and the average hospitalized patient has a burn covering approximately 10% TBSA. Burns covering more than 15-20% TBSA usually require hospitalization and may result in dehydration, shock and increased risk of mortality.

(ii)	The depth of the burn, referred to in terms of “degree,” is generally classified into four categories:

a.	Superficial or first degree burns. Such burns do not penetrate the basal membrane and usually heal naturally, i.e. on their own.

b.

Dermal/partial thickness or second degree burns. Such burns are characterized by varying amounts of damaged dermis and can be further subdivided into superficial and deep partial-thickness burns. Superficial partial-thickness burns may heal spontaneously after removal of the covering thin eschar. The eschar is the burned tissue in the wound and is deprived of blood and isolated from all natural systemic defense mechanisms. Conversely, deep partial-thickness burns are often difficult for physicians to accurately diagnose before eschar removal and may progress and transform into full-thickness burns if not debrided in a timely manner, depending on the magnitude of latent tissue death of the surrounding skin. Debridement is the medical removal of dead, damaged, or infected tissue to improve the healing potential of the remaining healthy tissue.

c.

Full thickness or third degree burns. Such burns are characterized by death of the entire dermal tissue down to the subcutaneous fat and must be debrided and treated by autografting, which is the process of harvesting skin from healthy donor sites on a patient’s body and transplanting it on the post-debridement, clean wound bed.

d.

Fourth degree burns. Such burns, which are rare, extend beyond the subcutaneous fat tissue into the underlying structures, such as muscle or bone, and also require debridement and further substantial treatment.

(iii)	Other factors, which include the age of the individual and the body part where the burn occurred.

When patients are hospitalized for a severe burn, the first step in the treatment after patient stabilization and resuscitation is usually eschar removal. Additionally, debridement is an essential step in the treatment of patients with severe burns, allowing for the prevention of local infection, sepsis (a systemic inflammatory response caused by severe infection) and additional damage to surrounding viable tissue and the initiation of the body’s healing process and scar prevention.

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Skin grafts are often employed after serious injuries when some of the body’s skin is damaged and refers to a procedure whereby skin is removed from one area of the body and transplanted to another. Surgical removal (excision or debridement) of the damaged skin is followed by skin grafting. The grafting serves two purposes: (a) reduce the course of treatment needed (and time in the hospital), and (b) improve the function and appearance of the area of the body which receives the skin graft.

There are two types of skin grafts, the more common type is “partial thickness skin graft”, where a thin layer is removed from a healthy part of the body (the donor section) like peeling a potato. The second type is a “full thickness skin graft”, which involves pitching and cutting skin away from the donor section. A full thickness skin graft is more risky, in terms of the body accepting the skin, yet it leaves only a scar line on the donor section, similar to a Cesarean section scar.

Other Applications

In addition to treating burn wounds, we intend to further research the applicability of our Cell Deposition Device and cell isolation methodology to treat scars, skin pigmentations disorders, such as vitiligo, and chronic wounds, such as diabetic ulcers.

Our Technology

The Cell Deposition Device and its associated cell isolation methodology isolates stem cells from a biopsy of the patient’s healthy skin and, after inserting them into a solution, places the stem cells into a sterile syringe with a fitted nozzle, and sprays them directly through the nozzle into the wound. Using computer precision, the device is intended to distribute the cells at a uniform velocity throughout the wound. Based upon a small scale patient study conducted in Berlin, Germany prior to our purchase of the Cell Deposition Device, researchers concluded that the Cell Deposition Device could naturally regenerate and heal skin for burn victims better than alternative methods. The first phase of gathering the patient’s stem cells, creating a solution, and applying the stem cells takes approximately 1.5–2 hours. Within a week, the wound dressing procedure allows the stem skin cells to fully generate normal skin, and after a couple of months the skin regains its color and texture.

The idea of regrowing skin isn’t new; oftentimes when treating burns a doctors will harvest skin cells and send them to an external lab where they are grown into a sheet of new skin, which can take 2–3 weeks to produce a skin sheet and harvest it from an external lab. In contrast, it takes only hours to prepare and administer stem cells with the Cell Deposition Device. Once the skin sheet has been attached to the wound, blisters can form under the newly attached skin, pushing the sheet up, damaging the wound and increasing the risk of infection. In contrast, the Cell Deposition Device applies the stem cells directly to the patient’s cells through an electronic, acqueous spray device which distributes the skin cells uniformly without damaging those skin cells. Patients feel as if they have been sprayed with salt water, which is intended to alleviate the concern of further tissue damage. The artificial vascular system network also provides a reliable source of protection to the skin stem cells. After the wound has been treated, it often takes months for the skin sheet to heal over; however, it can take only days for the Cell Deposition Device to fulfill this healing function.

Because the skin cells used  in the Cell Deposition Device are actually the patient’s own cells, the skin that is regenerated looks more natural than skin grown from traditional methods. During recovery, the skin cells grow into fully functional layers of the skin, including the dermis, epidermis, and blood vessels and the regenerated skin leaves minimal scarring.

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The Cell Deposition Device remains an experimental, unproven methodology and we continue to evaluate its efficacy. There is no guarantee that we will able to develop a commercially viable product based upon the Cell Deposition Device and its underlying technology.

Governmental Regulations

Domestic Regulation

Governmental authorities in the United States, at the federal, state and local level, and in other countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, packaging, promotion, storage, advertising, distribution, marketing and export and import of products or devices such as those we are attempting to develop. Our device candidates, to the extent they are developed, will be subject to either pre-market approval or 510(k) clearance by the FDA prior to their marketing for commercial use in the United States, and to any approvals required by foreign governmental entities prior to their marketing outside the United States. In addition, any changes or modifications to a device that has received regulatory clearance or approval that could significantly affect its safety or effectiveness, or would constitute a major change in its intended use, and may require the submission of a new application in the United States for pre-market approval or 510(k) clearance, or for foreign regulatory approvals outside the United States. The process of obtaining foreign approvals, can be expensive, time consuming and uncertain.

510(k) Clearance

If the Cell Deposition Device or any other device that we commercialize is deemed a Class I or Class II medical device, we may be required to file for 510(k) clearance. It generally takes from four to twelve months from submission to obtain 510(k) clearance, and from one to three years from submission to obtain pre-market approval; however, it may take longer and 510(k) clearance or pre-market approval may never be obtained. Delays in receipt of, or failure to obtain, clearances or approvals for future products, for tests on the Cell Deposition Device that are currently in design or development, would result in delayed, or no, realization of revenues from such products as well as in substantial additional costs which could decrease our profitability. Although we are currently preparing a 510(k) submission, we have not yet submitted any devices for 510(k) approval and there are no guarantees that we will make such a submission or that if we do make such a submission, that our submission will be approved.

Premarket Approval

We may be required to file for premarket approval (“PMA”) for the Cell Deposition Device or any other device that we commercialize if it is deemed a Class III medical device. PMA is the FDA process of scientific and regulatory review to evaluate the safety and effectiveness of Class III medical devices. Class III devices are those that support or sustain human life, are of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury. Due to the level of risk associated with Class III devices, the FDA has determined that general and special controls alone are insufficient to assure the safety and effectiveness of class III devices. Therefore, these devices require a PMA application under section 515 of the Federal Food, Drug and Cosmetic Act in order to obtain marketing clearance.

PMA is the most stringent type of device marketing application required by FDA. The applicant must receive FDA approval of its PMA application prior to marketing the device. PMA approval is based on a determination by FDA that the PMA contains sufficient valid scientific evidence to assure that the device is safe and effective for its intended use(s). An approved PMA is, in effect, a private license granting the applicant (or owner) permission to market the device. The PMA owner, however, can authorize use of its data by another.

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HIPAA Requirements

Other federal legislation may affect our ability to obtain certain health information in conjunction with any research activities we conduct. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), mandates, among other things, the adoption of standards designed to safeguard the privacy and security of individually identifiable health information. In relevant part, the U.S. Department of Health and Human Services (“HHS”), has released two rules to date mandating the use of new standards with respect to such health information. The first rule imposes new standards relating to the privacy of individually identifiable health information. These standards restrict the manner and circumstances under which covered entities may use and disclose protected health information so as to protect the privacy of that information. The second rule released by HHS establishes minimum standards for the security of electronic health information. While we do not believe we are directly regulated as a covered entity under HIPAA, the HIPAA standards impose requirements on covered entities conducting research activities regarding the use and disclosure of individually identifiable health information collected in the course of conducting the research. As a result, unless they meet these HIPAA requirements, covered entities conducting clinical trials for us may not be able to share with us any results from clinical trials that include such health information.

Other U.S. Regulatory Requirements

In the United States, the research, manufacturing, distribution, sale, and promotion of drug and biological products are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the Centers for Medicare and Medicaid Services (formerly the Health Care Financing Administration), other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the U.S. Department of Justice and individual U.S. Attorney offices within the Department of Justice, and state and local governments. For example, sales, marketing and scientific/educational grant programs must comply with the anti-fraud and abuse provisions of the Social Security Act, the False Claims Act, and similar state laws, each as amended. Pricing and rebate programs must comply with the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veterans Health Care Act of 1992, each as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection, unfair competition, and other laws.

International Regulation

The regulation of any potential product candidates we may produce outside of the United States varies by country. Certain countries regulate human tissue products as a pharmaceutical product, which would require us to make extensive filings and obtain regulatory approvals before selling our product candidates. Certain other countries may classify our product candidates as human tissue for transplantation but may restrict its import or sale. Other countries have no application regulations regarding the import or sale of products similar to potential product candidates, creating uncertainty as to what standards we may be required to meet.

Competition

The pharmaceutical and wound care industries are characterized by intense competition, rapid product development and technological change. Our Cell Deposition Device competes with a variety of companies in the wound care markets, many of which offer substantially different treatments for similar problems. Currently Avita Medical Limited offers ReCell® Spray-On Skin™, a cell spray device and a cell isolation procedure for autologous cells. Integra LifeSciences Holding Corp. sells Integra® Dermal Regeneration Template, which does not use autologous cells, but instead uses mesh-grafted tissue. Other competitors include Fibrocell Science, Inc., Shire Plc and Organogenesis, Inc.

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Many of our competitors are large, well-established pharmaceutical, chemical, cosmetic or health care companies with considerably greater financial, marketing, sales and technical resources than those available to us. Additionally, many of our present and potential competitors have research and development capabilities that may allow them to develop new or improved products that may compete with our product lines. Our potential products could be rendered obsolete or made uneconomical by the development of new products to treat the conditions addressed by our products, technological advances affecting the cost of production, or marketing or pricing actions by one or more of our competitors.

Strategy

Our ultimate goal is to leverage the potential of our Cell Deposition Device, together with our cell isolation method, as cutting edge treatments in skin therapy. Before we can do so, however, there are a number of steps we must first take, including:

  initiating a series of clinical trials to determine the Cell Deposition Device’s efficacy for treating wounds and burns;
  formalizing collaborations with universities and scientific partners;
  creating a network of clinical and research partners;
  achieving FDA and other regulatory approval; and
  expanding the range of possible applications.

Additionally, we will likely be required to raise significant capital in order to fund our ongoing research and development operations, and there is no guarantee that we will be able to raise on acceptable terms, if at all.

Discontinued Operations

Sale of Fostung Resources Ltd.

On December 31, 2013, we entered into a stock purchase agreement with Duke Mountain Resources, Inc. (“Duke”), a Nevada corporation, pursuant to which we sold to Duke 100% of the issued and outstanding shares of Fostung Resources Ltd. (“Fostung Resources”), a corporation organized under the laws of Ontario, Canada and a wholly owned subsidiary of ours, in exchange for a promissory note in the amount of $80,000, which amount approximated the fair value of the leases and mining claims controlled by Fostung Resources, as concluded by an independent third-party geological consultant.

Sale of Oil and Gas Properties

On February 18, 2013, we completed the sale of our working interest in the Onnie Ray #1, Haile #1, Pearce #1 and Stahl #1 oil wells. We entered into an Assignment Agreement with Leexus Oil LLC, the wells operator, whereby we assigned our right, title and interest in the oil, gas and mineral leases and the oil and gas wells. Payment for the assignment was the assumption of all outstanding liabilities and assumption of all future payments for any and all work performed on the wells. On February 19, 2013, we completed the sale of our working interest in the Cooke #6 well. We entered into an Assignment Agreement with Millennium Petro-Physics, the well operator, whereby we assigned our right, title and interest in the oil, gas and mineral leases and the oil and gas wells for a payment of $3,000.

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Employees

As of the date of this prospectus, we had one full time employee, Mr. Andrew Danielson, Director of Business Development, Grants and Administration. We maintain at-will consulting agreements with Mr. Thomas Bold, our President and Chief Executive Officer, Ms. Rhonda Rosen, our Chief Financial Officer and Ms. Patsy Trisler, our Vice President – Clinical & Regulatory Affairs.

Our Office Facilities

Our corporate office is located at 430 Park Avenue, Suite 702, New York, New York 10022. This office space is provided to us on a complimentary basis by one of our directors. We also rent space in Pittsburgh, Pennsylvania for which we pay a monthly rent of $545. We believe that our office facilities are sufficient and adequate for our purposes given our present staff and research objectives.

Legal Proceedings

We are not party to nor are we aware of any material pending lawsuit, litigation or proceeding.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The following table sets forth the names and ages of all of our directors and executive officers. We have a Board comprised of three members. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position With Us	Director or Officer Since
Thomas Bold	53	President and Chief Executive Officer	December 2013
Rhonda B. Rosen	57	Chief Financial Officer	October 2013
Patsy J. Trisler	66	Vice President – Clinical & Regulatory Affairs	April 2014
Kenneth Kirkland	72	Director	August 2013
Joseph Sierchio	65	Director	August 2010

Biographical Information

Set forth below are the names of all of our directors and executive officers, all positions and offices held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, and other director positions held currently or during the last five years:

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Current Directors and Officers

Thomas Bold. Since 2013 Mr. Bold has been serving as a Business Consultant and Economic Advisor for StemCell Systems, GmbH. In this position he serves as a member of the steering committee of a multinational research project sponsored by the European Commission. From 2004 through 2012 Mr. Bold served as the CEO of StemCell Systems GmbH, a Berlin-based biomedical company engaged in the development and commercialization of advanced cell culture bioreactors. During his time in this position Mr. Bold managed several national and international research and development projects for the company. Mr. Bold has more than 15 years of professional business experience in the field of medical biotechnology device manufacturing, stem cell culture technology platform development and regenerative medicine research project management and product development. Mr. Bold has co-founded several start-up companies in Germany and specializes in structuring and management of new ventures and organizations. He initiated and managed successful business/R&D collaborations between many company and university partners and has been involved in successful patent application processes and IP portfolio management. Mr. Bold has assisted companies in securing millions of dollars of funding from local and national German research organizations and the European Commission and managed national and international life science R&D projects for Hybrid Organ GmbH, StemCell Systems GmbH and the Charité Medical Faculty of the Berlin Universities, Germany. He initiated and managed several skin therapy project consortia on wound dressing development, skin cell isolation technologies and skin cell spray deposition devices. Mr. Bold received his Bachelor’s degree in Business Management from the University of Cologne, Germany and his Diplom-Kaufmann (Masters’) degree in Business Management, Economic Journalism and American Economy from the Freie Universität Berlin.

Rhonda B. Rosen. From June through September 2013, Ms. Rosen served as our President and Chief Executive Officer. From May 2012 through March 2013, Ms. Rosen served as the Chief Financial Officer of Armada Oil, Inc. and its wholly owned subsidiaries. From August 2010 through February 2012, Ms. Rosen was the Treasurer, Chief Financial Officer and Chief Administrative Officer of Tonix Pharmaceuticals Holding Corp. and its wholly owned subsidiaries. Ms. Rosen has also been a partner at Tatum, an executive services firm, since March 2010, where she provides executive level financial consulting services. Between July 2007 and February 2010, Ms. Rosen served as the Treasurer and Chief Financial Officer of Validus Pharmaceuticals LLC and its predecessor companies, including Konanda Pharma Partners, LLC, Konanda Pharma Fund I, L.P, Validus Pharmaceuticals, Inc. and Fontus Pharmaceuticals, Inc. Between November 2006 and July 2007, Ms. Rosen was the Senior Vice President of Wood Creek Capital Management, the founding sponsor of Validus Pharmaceuticals LLC. Previously, Ms. Rosen was the Director of Sales at Liability Solutions Inc. (2004 to 2005); Managing Director of Insurance and Alternative Asset Management Investment Banking at Putnam Lovell NBF (1999 to 2003); and Managing Director of Insurance Investment Banking at CIBC World Markets (formerly Oppenheimer & Co.) (1992-1999). Ms. Rosen earned her MBA in Finance & Accounting and her BS in Economics from The Wharton School of Business, where she graduated summa cum laude, and her MS in Taxation from the from the Fox School of Business. Ms. Rosen started her career with PricewaterhouseCoopers LLP and is a Certified Public Accountant in the State of Pennsylvania. Ms. Rosen was appointed to serve as our Chief Financial Officer due to her extensive accounting and finance experience.

Patsy J. Trisler, JD, RAC. For over 25 years Ms. Trisler has provided strategic regulatory guidance and clinical compliance consulting services to medical device companies. Since 2003 Ms. Trisler has been the principal of Trisler Consulting, where she serves as an independent consultant providing a wide range of consulting services to medical device clients on FDA regulatory, pre-clinical, clinical, labeling and quality systems. Prior to that Mr. Trisler held senior level positions, including serving as the Senior Director – Medical Device Consulting of PharmaNet, LLC, the Vice-President – Regulatory/Quality of Paragon Biomedical, Inc. and the Vice-President – Regulatory Affairs and General Manager of Advanced Bioresearch Associates, Inc. Prior to that Ms. Trisler served for nearly seven years at the FDA as a scientific reviewer and special assistant to the Director of the Office of Device Evaluation in developing medical device policies and guidances. She began her career as a biologist in a molecular biology laboratory at the National Cancer Institute. Ms. Trisler received her B.S. in biology and psychology from American University in Washington, DC, and her J.D. from the Potomac School of Law/Antioch Law School in Washington, DC. Ms. Trisler is regulatory affairs certified and a member of several professional groups including the Association of Clinical Research Professionals and Regulatory Affairs Professional Society.

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Dr. Kenneth Kirkland. Since 2012, Dr. Kirkland has been serving as an Analyst Advisor – Biotechnology Licensing for Vector Asset Management, Inc., a team of investors, entrepreneurs, industry professionals, and specialist analyst-advisors who identify, incubate, finance, and advance new ventures from concept to commercialization. From February through June 2013, Dr. Kirkland served on our Advisory Board. From August 1998 through July 2010, Dr. Kirkland worked as an Executive Director at Iowa State University and most recently served as the University’s Executive Director of the Research Foundation and Director of the Office of Intellectual Property and Technology Transfer. While there, he was successful in increasing the licensing of the University’s technologies to companies to achieve number one ranking among U.S. universities in the number of licenses executed. Dr. Kirkland also spearheaded successful litigation against infringers of the Research Foundation’s intellectual property resulting in total settlements of $20 million. Dr. Kirkland completed his undergraduate studies in the U.K., and obtained his M.S. and Ph.D. degrees in Agronomic Crop Science from Oregon State University. Dr. Kirkland was invited to join the Board due to his extensive experience in licensing intellectual property.

Joseph Sierchio. Mr. Sierchio earned his J.D. at Cornell University Law School in 1974, and a B.A., with Highest Distinction in Economics from Rutgers College at Rutgers University in 1971. Since 2007 Mr. Sierchio has been engaged in the practice of law as a member of Sierchio & Company, LLP, prior to which he was engaged in the practice of law as a member of Sierchio Greco & Greco, LLP from January 2003 through May 2007. Prior thereto Mr. Sierchio was a partner at Eiseman Levine Learhaupt and Kakoyannis, PC. Since 1975, Mr. Sierchio has continuously practiced corporate and securities law in New York City, representing domestic and foreign corporations, investors, brokerage firms, entrepreneurs, and public and private companies in the U.S., Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong. Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio is also a director of the following reporting companies: Ceres Ventures, Inc., which is developing an internet based financial services platform linking entrepreneurs with potential investors and New Energy Technologies, Inc., which is engaged in the research, development and eventual commercialization of emerging next-generation alternative and renewable energy technologies. Mr. Sierchio was invited to join the Board due to his experience representing corporations (public and private) and individuals in numerous and various organizational, compliance, administrative, governance, finance (equity and debt private and public offerings), regulatory and legal matters.

All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

Legal Proceedings

None of our directors or officers are involved in any legal proceedings as described in Regulation S-K (§229.401(f)).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act of 1934, our executive officers and directors in addition to any person who owns more than 10% of our common stock are required to report their ownership of our common stock and changes to such ownership with the SEC. Based solely upon a review of the copies of the forms furnished to us, we believe that during fiscal 2013, other than the Form 3 filed by Dr. Kenneth Kirkland that was filed one day late, the Section 16(a) filing requirements applicable to our directors and executive officers were satisfied.

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CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and applicable FINRA listing standards. Accordingly, the Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability. A copy of our Code of Ethics may be obtained at no charge by sending a written request to our President and Chief Executive Officer, Thomas Bold, 430 Park Avenue, Suite 702, New York, New York 10022.

CORPORATE GOVERNANCE

We have adopted Corporate Governance Guidelines applicable to our Board. Our Corporate Governance Guidelines will be available on our website upon its completion. A copy of our Corporate Governance Guidelines may be obtained at no charge by sending a written request to our President and Chief Executive Officer, Thomas Bold, 430 Park Avenue, Suite 702, New York, New York 10022.

Director Independence

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. At this time, after considering all of the relevant facts and circumstances, our Board has determined that Dr. Kirkland is independent from our management and qualifies as an “independent director” under the standards of independence of the FINRA listing standards. We do not currently have a majority of independent directors as required by the FINRA listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Leadership Structure

We currently have three executive officers and two directors. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors, and has determined that this structure is currently the most appropriate Board leadership structure for our company. Nevertheless, the Board intends to carefully evaluate from time to time to determine what the Board believes is best for us and our stockholders.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day to day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

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Board of Directors Meetings, Committees of the Board of Directors, and Annual Meeting Attendance

During the fiscal year ended December 31, 2013, the Board held a total of 7 meetings, including actions by written consent. All members of the Board attended 100% of all meetings of the Board. We do not maintain a policy regarding director attendance at annual meetings and we did not have an annual meeting during the fiscal year ended December 31, 2013.

We do not currently have any standing committees of the Board. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

Our Bylaws provide that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board should be large enough to maintain our required expertise but not too large so as not to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by stockholders as it deems appropriate. The Board evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although we do not have a policy regarding diversity, the Board does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. Stockholders who wish to recommend a nominee should send nominations to our Chief Executive Officer, Thomas Bold, 430 Park Avenue, Suite 702, New York, NY 10022, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected.

Compensation Consultants

We have not historically relied upon the advice of compensation consultants in determining Named Executive Officer compensation. Instead, the full Board reviews compensation levels and makes adjustments based on their personal knowledge of competition in the market place, publicly available information and informal surveys of human resource professionals.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to: RenovaCare, Inc., Attention: Board of Directors, 430 Park Avenue, Suite 702, New York, New York 10022. The Board will review and respond to all correspondence received, as appropriate.

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COMPENSATION OF DIRECTORS

Our Board determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

  compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
  compensation should align the directors’ interests with the long-term interests of stockholders; and
  compensation should assist with attracting and retaining qualified directors.

Effective as of August 1, 2013, we agreed to pay non-employee directors an annual fee of $6,000 for their services, paid quarterly. Directors are entitled to participate in, and have been issued options under, our 2013 Long-Term Stock Incentive Plan.

The following table provides information regarding all compensation paid to our non-employee directors during the fiscal years ended December 31, 2013 and 2012:

Name		Fees earned or paid in cash (1)		Stock awards Aggregate Grant Date Fair Value		Option awards Aggregate Grant Date Fair Value		Non-equity incentive plan compensation		Nonqualified Deferred compensation earnings		All other compensation (2)		Total
Joseph Sierchio (3)	2013		$2,500	$	Nil		$9,884	$	Nil	$	Nil	$	Nil		$9,884
	2012	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil

Kenneth Kirkland	2013		$2,500	$	Nil		$9,884	$	Nil	$	Nil	$	Nil		$9,884
	2012	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil

(1)	The amounts in this column represent the quarterly compensation.
(2)

The amounts in this column represent stock-based compensation expense granted to Messrs. Kirkland and Sierchio (20,000 stock options each) for stock options granted on August 1, 2013. The exercise price per share is $0.65; 10,000 options vested on the grant date and, subject to continued service as a member of our Board, the remaining 10,000 options will vest on August 1, 2014.

(3)	The amounts set forth in this table do not include fees paid to Sierchio & Company, LLP, the firm’s legal counsel, of which Mr. Sierchio is the managing partner.

EXECUTIVE COMPENSATION

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers, and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

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The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. We designed our executive compensation program to achieve the following objectives:

•	attract and retain executives experienced in developing and delivering products such as our own;
•	motivate and reward executives whose experience and skills are critical to our success;
•	reward performance; and
•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

The following table and descriptive materials set forth information concerning compensation earned for services rendered to us by: the Chief Executive Officer (the “CEO”); the Chief Financial Officer (the “CFO”) and the other most highly-compensated executive officers other than the CEO and CFO who were serving as executive officers during the fiscal years ended December 31, 2013 and 2012 (the “Named Executive Officers”).

Name and principal position (a)	Year December 31, (b)	Salary/ consulting fee ($) (c)	Bonus ($) (d)	Stock awards ($) (e)	Option awards ($)(f)	Non-equity incentive plan compensation ($)(g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)
Thomas Bold (1)	2013	4,167	Nil	Nil	22,988	Nil	Nil	Nil	22,988
President & CEO	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Rhonda B. Rosen (2)	2013	37,200	Nil	Nil	Nil	Nil	Nil	Nil	37,200
CFO, Former President & CEO, Director	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Joseph Sierchio (3)	2013	2,500	Nil	9,884	Nil	Nil	Nil	Nil	9,884
Director, Former Acting Interim President & CEO	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Derek Cooper (4)	2013	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Former President, CEO and Director	2012	16,691	Nil	Nil	Nil	Nil	Nil	Nil	16,691

____________________

(1)

On December 1, 2013, we appointed Mr. Bold as our President & CEO and entered into a consulting agreement with Mr. Bold pursuant to which he serves on a part-time basis for an annual fee of $50,000, payable in 12 equal installments, which is prorated for any partial months. Effective as of August 1, 2014, Mr. Bold's annual fee was raised to $100,000. In addition to Mr. Bold’s fee, he was issued a stock option to purchase up to 40,000 shares at a price of $0.75 per share the closing price of our common stock as quoted on the OTCQB on November 29, 2013. The shares may be exercised on a “cashless basis” using the formula contained therein and, subject to Mr. Bold’s continued service as our President and Chief Executive Officer, vest as follows: (a) 20,000 shares vest on December 1, 2014; and (b) 20,000 shares vest on December 1, 2015.

(2)

Ms. Rosen served as our President & CEO and as a director from June 20, 2013 through September 30, 2013. On October 1, 2013, we appointed Ms. Rosen to serve as our CFO on a part-time basis, for which she is paid a monthly fee of $2,400.

(3)

Mr. Sierchio served as our Acting Interim President and CEO from June 19, 2012 through June 20, 2013 and from October 1, 2013 through November 30; he has served as a director since August 26, 2010. Mr. Sierchio is not compensated for his service as an officer, but we retain Sierchio & Company, LLP, a law firm of which Mr. Sierchio is the managing partner, to provide us with legal services. For information regarding fees paid to Sierchio & Company, LLP.

(4)	On January 12, 2012, we appointed Mr. Cooper as our President, CEO, CFO and director; on June 18, 2012, Mr. Cooper resigned from his positions.

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OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END

The following table sets forth information regarding equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Thomas Bold	0	40,000	$0.75	12/01/2023

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

There are no understandings or agreements known by management at this time which would result in a change in control.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2013:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of OptionsOutstanding	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$ 0.70	80,000	9.75	$0.70	20,000	9.50	$0.65
Total	80,000	9.75	$0.70	20,000	9.50	$0.65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this prospectus by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group:

Name and Address of Beneficial Owner (1)	Number of shares Beneficially Owned (2)	% of Class Owned (2)
Directors and Officers
Thomas Bold (3)	0	*
Rhonda B. Rosen (4)	5,000	*
Patsy J. Trisler (5)	0	*
Kenneth Kirkland (6)	30,000	*
Joseph Sierchio (7)	580,000	*
All Directors and Officers as a Group (5 people)	615,000	*

5% Shareholders
Kalen Capital Corporation (8)	42,564,800	63.9
The Kalen Capital Building 688 West Hastings St. Suite 700 Vancouver, BC V6B 1P1

_________________

*	less than 1%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 430 Park Avenue, Suite 702, New York, New York 10022.

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(2)

Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 66,575,122 shares of common stock issued and outstanding on a fully diluted basis as of the date of this prospectus. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3)

Mr. Bold was appointed as our President & CEO on December 1, 2013; as part of his appointment he was granted a stock option to purchase up to 40,000 shares of common stock. The option vests in two equal installments of 20,000 on December 1, 2014 and 2015, subject to his continued service with the Company.

(4)

Consists of vested options to purchase 5,000 shares of common stock. Does not include an option to purchase 5,000 shares of common stock that vests on August 14, 2015, subject to her continued service with the Company.

(5)

Ms Trisler was appointed as our Vice President – Clinical & Regualtory Affairs on April 1, 2014; as part of her appointment she was granted a stock option to purchase up to 50,000 shares of common stock. The option vests in five equal installments of 10,000 on April 1, 2015-2019, subject to her continued service with the Company.

(6)

Consists of vested options to purchase 30,000 shares of common stock. Does not include an option to purchase 10,000 shares of common stock that vests on August 14, 2015, subject to his continued service with the Company.

(7)

Includes 550,000 shares of common stock owned by Mr. Sierchio and vested options to purchase 30,000 shares of common stock. Does not include an option to purchase 10,000 shares of common stock that vests on August 14, 2015, subject to his continued service with the Company.

(8)

Kalen Capital Corporation is a private Alberta corporation wholly owned by Mr. Harmel Rayat. In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. Consists of (a) 35,564,800 shares of common stock; (b) a Series B Warrant exercisable to purchase 3,500,000 shares of common stock at a price of $0.43 if purchased within the first eighteen (18) months or $0.46 per share if exercised thereafter through November 29, 2018; and (c) a Series C Warrant exercisable to purchase 3,500,000 shares of common stock at a price of $0.43 if purchased within the first eighteen (18) months or $0.49 per share if exercised thereafter through November 29, 2018. Does not include 3,000,000 shares held in separate trusts for the benefit of each Mr. Rayat’s two children (6,000,000 shares in the aggregate) over which Mr. Rayat has neither voting nor disposition authority; Mr. Rayat disclaims any beneficial ownership interest in and to such shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We do not have a formal written policy for the review and approval of transactions with related parties. However, our Code of Ethics and Corporate Governance Principles require actual or potential conflict of interest to be reported to the Board. Our employees are expected to disclose personal interests that may conflict with ours and they may not engage in personal activities that conflict with their responsibilities and obligations to us. Periodically, we inquire as to whether or not any of our directors have entered into any transactions, arrangements or relationships that constitute related party transactions. If any actual or potential conflict of interest is reported, our entire Board and outside legal counsel review the transaction and relationship disclosed and the Board makes a formal determination regarding each director’s independence. If the transaction is deemed to present a conflict of interest, the Board will determine the appropriate action to be taken.

Review, Approval or Ratification of Transactions with Related Persons

Our unwritten policy with regard to transactions with related persons is that all material transactions are to be reviewed by the entire Board for any possible conflicts of interest. In the event of a potential conflict of interest, the Board will generally evaluate the transaction in terms of the following standards: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated parties or the employees generally. The Board will then document its findings and conclusion in written minutes

Transactions with Related Persons

The Board is responsible for review, approval, or ratification of “related-person transactions” involving the Company and related persons. Under SEC rules (Section 404 (a) of Regulation S-K), a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the previous fiscal year, and their immediate family members. We are required to report any transaction or series of transactions in which we or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

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The Board has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•	compensation to executive officers determined by the Board;
•	compensation to directors determined by the Board;
•	transactions in which all security holders receive proportional benefits; and
•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

The Board reviews transactions involving related persons who are not included in one of the above categories and makes a determination whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Board reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person’s interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

The following are related party transactions for the fiscal years ended December 31, 2013 and 2012:

On November 29, 2013, we completed the 11/29 Financing with Kalen Capital Corporation, a private Alberta corporation wholly owned by Mr. Harmel Rayat and a majority shareholder of ours, pursuant to which we sold to Kalen Capital Corporation 3,500,000 Units at a purchase price of $0.43 per Unit, for an aggregate purchase amount of $1,505,000.

On December 31, 2013, we completed the sale of 100% of the issued and outstanding shares of Fostung Resources to Duke for a promissory note in the amount of $80,000, which amount approximated the fair value of the leases and mining claims controlled by Fostung Resources, as concluded by an independent third-party geological consultant. Mr. Herdev S. Rayat, the majority shareholder of Duke, is the brother of Mr. Harmel S. Rayat, our majority shareholder.

During the year ended December 31, 2013, directors’ fees of $2,500 (2012 - $0) were paid to our non-officer directors. Legal fees of $195,172 (2012 - $72,502) were paid or are due to Sierchio & Company, LLP, of which Mr. Joseph Sierchio, a director, is the managing partner.

DESCRIPTION OF OUR SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, there were 66,575,122 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

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 Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders, including the election of directors. The shares of common stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of common stock can elect all of our directors, subject to the rights of any outstanding series of preferred stock.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding series of preferred stock.

In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities and subject to the prior rights of any outstanding series of preferred stock. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.

Warrants

As of the date of this prospectus, we have issued the following warrants: (a) Series A Warrant to purchase 1,200,000 shares of common stock exercisable at $0.35 per share through July 12, 2019. The Series A Warrant vests in five equal installments of 240,000 on July 12, 2014-2018 and expires on July 12, 2019; (b) Series B Warrant to purchase 3,500,000 shares of common stock exercisable at $0.43 per share if exercised on or before May 29, 2015, or $0.46 if exercised after May 29, 2015, through November 29, 2018; and (c) Series C Warrant to purchase 3,500,000 shares of common stock exercisable at $0.43 per share if exercised on or before May 29, 2015, or $0.49 if exercised after May 29, 2015, through November 29, 2018. Each of the warrants may be exercised on a “cashless basis” using the formula set forth therein.

Options

As of the date of this prospectus, there are options outstanding to purchase an aggregate of 185,000 shares of our common stock issued to various persons and entities at prices ranging between $0.65 and $1.05, 65,000 of which have vested. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders.

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Registration Rights

Pursuant to the terms of the  APA we entered into with Dr. Jörg Gerlach for the purchase of the Cell Deposition Device, we agreed to register for resale the shares issuable upon exercise of the Series A Warrant we issued to him and to keep the registration statement, of which this prospectus is a part of, effective under the earlier of: (i) 24 months after the date on which it is declared effective, or (ii) the date on which all the shares issuable upon exercise of the Series A Warrant may be resold without restriction pursuant to Rule 144.

Pursuant to the terms of the Registration Rights Agreement we entered into with Kalen Capital Corporation as part of the 11/29 Financing, we agreed to register for resale all of the shares owned by Kalen Capital Corporation, including shares issuable upon exercise of warrants and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the investor’s securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. We further provided Kalen Capital Corporation with demand registration rights and our failure to file any required registration statements would result in penalties requiring us to issue additional shares of common stock, as further set forth in the Registration Rights Agreement.

Shares Eligible for Resale

There is currently no liquid trading market for our common stock and one may not develop in the future. Future sales of substantial amounts of common stock, including shares of common stock issued upon exercise of outstanding options and exercise of the warrants offered in this prospectus in the public market, or the anticipation of those sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

Rule 144

As of the date of this prospectus there were 66,575,122 shares of our common stock issued and outstanding, of which 42,931,800 shares are deemed “restricted securities,” within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least nine months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

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The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to “Risk Factors.”

THE SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders. The Selling Stockholders may sell up to 10,740,000 shares of common stock (including shares issuable upon exercise of outstanding warrants). The percentage of outstanding shares beneficially owned is based on 66,575,122 shares of common stock issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholders beneficially own and have sole voting and investment authority as to all of the shares set forth opposite his name, none of the Selling Stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Stockholders has acquired his, hers or its shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Stockholders	# of Shares Beneficially Owned Prior to the Offering	% of Issued and Outstanding Shares Owned Prior to the Offering (1)	# of Shares Registered and to be Sold in this Offering (2)	# of Shares Beneficially Owned After this Offering (2)	% of Issued and Outstanding Shares Owned After this Offering (2)
Jörg Gerlach, MD PhD (3)	240,000	*	240,000	-0-	-0-
Kalen Capital Corporation (4)	42,564,800	63.9	10,500,000	32,064,800	48.2
Total	42,804,800	64.3%	10,740,000	32,064,800	48.2

__________________

*	Less than 1%

(1)

Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 66,575,122 shares of common stock issued and outstanding as of the date of this prospectus. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus.

(2)

The Selling Stockholders may offer and sell, from time to time, any or all of our common stock issued to them and registered for resale. Because the Selling Stockholders may offer all or only some portion of the 10,750,000 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Stockholders upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category titled “% of Issued and Outstanding Shares Owned After This Offering,” in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Stockholders after the offering. To arrive at this estimate, we have assumed that the Selling Stockholders will sell all of the shares to be registered pursuant to this offering and will not be acquiring any additional shares. Please refer to “Plan of Distribution.”

(3)

As part of our acquisition of the Cell Deposition Device from Dr. Gerlach we issued him a Series A Warrant to purchase up to 1,200,000 shares of our common stock at an exercise price of $0.35 per share. The Series A Warrant vests in five equal installments of 240,000 on July 12, 2014-2018 and expires on July 12, 2019.

(4)

On November 29, 2013, we completed the 11/29 Financing with Kalen Capital Corporation pursuant to which we sold Kalen Capital Corporation 3,500,000 Units, consisting of (a) one share of common stock, (b) one Series B Warrant and (c) one Series C Warrant. As part of the 11/29 Financing we entered into the Lock-Up agreement with Kalen Capital Corporation pursuant to which it agreed not to sell any of its shares of common stock, including shares issuable upon exercise of outstanding warrants, for a period of nine months without our consent. Additionally, we entered into the Registration Rights Agreement pursuant to which we agreed to register for resale all shares owned by Kalen Capital Corporation, including shares issuable upon exercise of outstanding warrants. This prospectus relates only to the shares purchased by Kalen Capital Corporation as part of the 11/29 Financing. Mr. Rayat was our former Chief Executive Officer, Chief Financial Officer, Secretary and director. Mr. Rayat resigned from his positions with us on September 12, 2008.

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Other than the relationships described in the table and footnotes, none of the Selling Stockholders had or have any material relationship with us or any of our affiliates within the past three years. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the Selling Stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	a broker-dealer agreement with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

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In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by Selling Stockholders incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker-dealer acting in connection with the proposed sale of the shares by the Selling Stockholders.

Pursuant to the terms of the APA we entered into with one of the Selling Stockholders, Dr. Jörg Gerlach, we agreed to keep the registration statement, of which this prospectus is a part of, effective under the earlier of: (i) 24 months after the date on which it is declared effective, or (ii) the date on which all the shares issuable upon exercise of the Series A Warrant may be resold without restriction pursuant to Rule 144.

Pursuant to the terms of a Registration Rights Agreement we agreed to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the investor’s securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

49

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sierchio & Company, LLP, 430 Park Avenue, 7th Floor, New York, New York 10022. Joseph Sierchio, the managing partner of Sierchio & Company, LLP, is one of our directors and the beneficial owner of 580,000 shares of our common stock.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2013 and 2012, appearing herein, have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports with the SEC, including quarterly reports and annual reports which include our audited financial statements. This registration statement, including exhibits hereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of this registration statement, including the exhibits hereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at: www.sec.gov. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing us at: RenovaCare, Inc., 430 Park Avenue, Suite 702, New York, NY 10022.

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Index to Consolidated Financial Statements

Page #
Consolidated Balance Sheets as of June 30, 2014 and December 31, 2013	F-1
Consolidated Statement of Operations for the Three and Six Months Ended June 30, 2014 and 2013	F-2
Consolidated Statements of Stockholders’ Equity For the Six Months ended June 30, 2014 and the Year ended December 31, 2013	F-3
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2014 and 2013	F-4
Notes to Consolidated Financial Statements for the Six Months Ended June 30, 2014 and 2013	F-5
Report of Peterson Sullivan LLP	F-12
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-13
Consolidated Statements of Operations for the Years Ended December 31, 2013 and 2012 and the Cumulative Period from February 20, 2013 (date of entering development stage) to December 31, 2013	F-14
Consolidated Statements of Comprehensive Loss for the Years Ended December 31, 2013 and 2012 and the Cumulative Period from February 20, 2013 (date of entering development stage) to December 31, 2013	F-15
Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2013 and 2012	F-16
Consolidated Statements of Cash Flows for the Years Ended December 31, 2013 and 2012 and the Cumulative Period from February 20, 2013 (date of entering development stage) to December 31, 2013	F-17
Notes to Consolidated Financial Statements for the Years Ended December 31, 2013 and 2012	F-18

51

RENOVACARE, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,168,093	$1,508,843
Prepaid expenses	24,337	1,230
Other receivables	1,600	-
Total current assets	1,194,030	1,510,073

Note receivable from Duke Mountain	80,000	80,000
Intangible assets	162,854	162,854
Total assets	$1,436,884	$1,752,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$74,222	$11,222
Accrued expenses - related parties	52,191	44,219
Total current liabilities	126,413	55,441

STOCKHOLDERS' EQUITY
Preferred stock: $0.0001 par value: Authorized: 10,000,000 shares
Issued and outstanding: nil	-	-
Common stock: $0.00001 par value: Authorized: 500,000,000
Issued and outstanding: 66,575,122 shares	666	666
Additional paid-in capital	7,435,300	7,220,612
Accumulated deficit	(6,125,495)	(5,523,792)
Total stockholders’ equity	1,310,471	1,697,486
Total liabilities and stockholders’ equity	$1,436,884	$1,752,927

(The accompanying notes are an integral part of these consolidated financial statements)

F-1

RENOVACARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$-	$-	$-	$-

Expenses
General and administrative expenses	333,682	83,358	601,703	144,230
Total operating expenses	333,682	83,358	601,703	144,230

Net loss from continuing operations	(333,682)	(83,358)	(601,703)	(144,230)

Discontinued operations

Gain on disposal of oil and gas properties	-	-	-	49,338

Gain (Loss) on discontinued operations	-	-	-	49,338
Net loss	$(333,682)	$(83,358)	$(601,703)	$(94,892)

Earnings per share - basic and diluted
Loss per common share continuing operations	$(0.01)	$(0.00)	$(0.01)	$(0.00)
Income (loss) per common share discontinued operations	0.00	0.00	0.00	0.00
Loss per common share	$(0.01)	$(0.00)	$(0.01)	$(0.00)

Weighted average shares outstanding	66,575,122	63,075,122	66,575,122	63,075,122

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

RENOVACARE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the six months ended June 30, 2014 and the year ended December 31, 2013

(unaudited)

	Common Stock		Additionalpaid-in	Accumulated	Accumulated other comprehensive
	Shares	Amount	capital	Deficit	(loss)	Total
Balance, December 31, 2012	63,075,122	$631	$5,462,236	$(4,491,004)	$(4,104)	$967,759
Stock based compensation -Series A Warrant	-	-	237,971	-	-	237,971
Stock based compensation - options	-	-	15,440	-	-	15,440
Issuance of Units	3,500,000	35	1,504,965	-	-	1,505,000
Reclassification adjustment on disposal of subsidiary	-	-	-	-	4,104	4,104
Net loss December 31, 2013	-	-	-	(1,032,788)	-	(1,032,788)

Balance, December 31, 2013	66,575,122	666	7,220,612	(5,523,792)	-	1,697,486
Stock based compensation - Series A Warrant	-	-	195,333	-	-	195,333
Stock based compensation – options	-	-	19,355	-	-	19,355
Net loss, June 30, 2014	-	-	-	(601,703)	-	(601,703)

Balance, June 30, 2014	66,575,122	$666	$7,435,300	$(6,125,495)	$-	$1,310,471

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

RENOVACARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(601,703)	$(94,892)
Adjustments to reconcile net loss to net cash flows from operating activities:
Stock based compensation expense	19,355	829
Stock based consulting expense	195,333	-
Gain on disposal of oil and gas properties	-	(49,338)

Changes in operating assets and liabilities:
Decrease (increase) in receivables	(1,600)	800
Decrease (increase) in prepaid expenses	(23,107)	7,562
(Decrease) increase in accounts payable and accrued expenses	70,972	10,615
Net cash flows from operating activities	(340,750)	(124,424)

Cash flows from investing activities:

Proceeds from disposal of oil and gas properties	-	3,000

Net cash flows from investing activities	-	3,000

Change in cash and cash equivalents	(340,750)	(121,424)
Cash and cash equivalents, beginning of period	1,508,843	513,595
Cash and cash equivalents, end of period	$1,168,093	$392,171

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

RENOVACARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization, Nature and Continuance of Operations

RenovaCare, Inc., together with its wholly owned subsidiary (the “Company”), focuses on the acquisition, research, development and, if warranted, commercialization of autologous (using a patient’s own cells) cellular therapies that can be used for medical and aesthetic applications. The Company was previously involved in the exploration and development of both mineral exploration properties and oil and gas properties.

On July 12, 2013, the Company, together with its wholly owned subsidiary, RenovaCare Sciences Corp. (“RenovaCare Sciences”), a Nevada corporation formerly known as Janus Acquisition Corp., entered into an asset purchase agreement with Dr. Jörg Gerlach, MD, PhD, pursuant to which RenovaCare Sciences purchased all of Dr. Gerlach’s rights, title and interest to a treatment methodology for skin isolation, spraying and associated equipment for the regeneration of human skin cells (the “Cell Deposition Device”), along with the associated US and foreign patents and patent applications. The development of the Cell Deposition Device is in the early stages and the Company anticipates that significant time and financial resources will be required to further develop the technology and determine whether a commercially viable product can be developed.

The Company has recently incurred net operating losses and operating cash flow deficits. As of June 30, 2014, the Company’s total accumulated deficit is $6.1 million. The Company does not currently generate revenues and will continue to incur losses from operations and operating cash flow deficits in the future. Management believes that the Company’s cash and cash equivalent balances, anticipated cash flows from operations and other external sources of capital will be sufficient to meet the Company’s cash requirements through December 31, 2014. The future of the Company after December 2014 will depend in large part on its ability to successfully raise capital from external sources to fund operations.

2. Significant Accounting Policies

Basis of Presentation and Principles of Accounting

The interim consolidated financial statements included herein have been prepared by the Company, without audit, in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) pursuant to Part 210 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to such SEC rules and regulations, although the Company believes that the disclosures included are adequate to make the information presented not misleading.

In management’s opinion, the unaudited consolidated financial statements contained herein reflect all adjustments, consisting solely of normal recurring items, which are necessary for the fair presentation of the Company’s financial position, results of operations, and cash flows on a basis consistent with that of the Company’s prior audited consolidated financial statements. The Company has evaluated information about subsequent events that became available to us through the date the financial statements were issued. This information relates to events, transactions or changes in circumstances that would require us to adjust the amounts reported in the financial statements or to disclose information about those events, transactions or changes in circumstances. However, the results of operations for interim periods may not be indicative of results to be expected for the full fiscal year. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements, including the notes thereto for the year ended December 31, 2013, which may be found under the Company’s profile on EDGAR.

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with US GAAP and include the accounts of the Company and its wholly owned subsidiary, RenovaCare Sciences. All significant intercompany transactions and balances have been eliminated. RenovaCare Sciences was incorporated under the laws of the State of Nevada on June 12, 2013.

F-5

Applicable Accounting Guidance

Any reference in these notes to applicable accounting guidance is meant to refer to the authoritative non-governmental US GAAP as found in the Financial Accounting Standards Board’s Accounting Standards Codification.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended June 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605, Revenue Recognition. The new revenue recognition standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for interim and annual reporting periods beginning after December 15, 2016 and is to be applied retrospectively. The Company does not currently have any revenue. As such, ASU 2014-09 will not have any effect on the Company’s results of operations and financial position. If the Company begins generating revenue prior to the effective date of ASU 2014-09, it will evaluate the effect that ASU 2014-09 will have on its results of operations and financial position.

Accounting Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined by future events, may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents may at times exceed federally insured limits.

Note Receivable from Duke Mountain

The note receivable from Duke Mountain Resources, Inc. (“Duke”) is unsecured, bears interest at 4.0% and principal and interest are due on December 31, 2015. The Company’s credit risk assessment is limited due to the related party nature of the arrangement.

Fair Value of Financial Instruments

The carrying amounts for cash and cash equivalents and payables approximate fair value based on observable quoted prices for active markets – Level 1 inputs. The carrying amount of the note receivable from Duke approximates fair value based on similar market inputs for interest rates for a specific creditor – Level 2 inputs.

Research and Development Costs

The Company intends to outsource its research and development efforts and expense related costs as incurred, including the cost of manufacturing product for testing, licensing fees and costs associated with planning and conducting clinical trials. The value ascribed to patents and other intellectual property acquired will be capitalized as it relates to particular research and development projects that may have alternative future uses.

F-6

Intangible Assets

The intangible asset consists primarily of Cell Deposition Device technology that the Company acquired during 2013 and is recorded at cost. At the time of acquisition the technology had not reached technological feasibility. The amount capitalized is accounted for as an indefinite-lived intangible asset, subject to impairment testing until completion or abandonment. Upon successful completion, a determination will be made as to the then useful life of the intangible asset, generally determined by the period in which substantially all of the cash flows are expected to be generated, and begin amortization. The Company tests the intangible asset for impairment at least annually or more frequently if impairment indicators exist after performing a qualitative analysis. Management has multiple criteria that it considers when performing the qualitative analysis. The results of this review are then weighed and prioritized. If the totality of the relevant events and circumstances indicate that it is not more likely than not that the fair value of the intangible asset is less than its carrying amount, additional impairment tests are not necessary.

The Company assessed the following qualitative factors that could affect any change in the fair value of the intangible asset: analysis of the technology’s current phase, additional testing necessary to bring the technology to market, development of competing products, changes in projections caused by delays, changes in regulations, changes in the market for the technology and changes in cost projections to bring the technology to market. Based on a qualitative assessment, management concluded that a positive assertion can be made from the qualitative assessment that it is not more likely than not that the fair value of the intangible asset is less than its carrying amount.

Stock Options

The Company measures all stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period. The Company uses the Black-Scholes pricing model to determine the fair value of stock-based compensation awards on the date of grant. The Black-Scholes pricing model requires management to make assumptions regarding option lives, expected volatility, and risk free interest rates.

Income Taxes

The Company recognizes income taxes on an accrual basis based on tax positions taken, or expected to be taken, in tax returns. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized. Should they occur, the Company’s policy is to classify interest and penalties related to tax positions as interest expense. Since the Company’s inception, no such interest or penalties have been incurred. The Company did not record an income tax provision during the periods presented due to net taxable losses.

Discontinued Operations

The results of the Company’s oil and gas and mineral assets are being reported as discontinued operations as a result of the sale of the oil and gas properties in February 2013 and the sale of the Company’s subsidiary which controlled various mineral leases and claims in December 2013. Certain amounts reported in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net income (loss).

F-7

Earnings (Loss) Per Share

The Company presents both basic and diluted earnings per share (“EPS”) amounts. Basic EPS is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period presented. Diluted EPS amounts are based upon the weighted average number of common and common equivalent shares outstanding during the period presented. Potentially dilutive shares of common stock consisted of warrants to purchase shares of common stock (8,200,000 shares as of June 30, 2014 and December 31, 2013) and options to purchase shares of common stock (135,000 shares as of June 30, 2014 and 80,000 as of December 31, 2013). During the periods presented, potentially dilutive shares of common stock were not included in the computation of dilutive loss per share as to do so would be anti-dilutive.

Related Party Transactions

A related party is generally defined as (i) any person who holds 10% or more of the Company’s securities and their immediate families; (ii) the Company’s management; (iii) someone who directly or indirectly controls, is controlled by or is under common control with the Company; or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See “Note 6. Related Party Transactions,” for further discussion.

Comprehensive Income (Loss)

The Company has no items of other comprehensive income in any period presented.  Therefore, net loss equals comprehensive loss.

3. Intangible Assets – Intellectual Property

On July 12, 2013, the Company, together with its wholly owned subsidiary, RenovaCare Sciences, entered into an asset purchase agreement with Dr. Jörg Gerlach, MD, PhD, pursuant to which RenovaCare Sciences purchased all of Dr. Gerlach’s rights, title and interest in the Cell Deposition Device. The Company plans to further the development of the Cell Deposition Device, if commercially viable, bring the product to market. Pursuant to the terms of the Asset Purchase Agreement, upon the closing of the transaction, the Company paid Dr. Gerlach $100,002 and issued to Dr. Gerlach a Series A Stock Purchase Warrant (the “Series A Warrant”) entitling him to purchase 1,200,000 shares (each a “Warrant Share”) of the Company’s common stock, subject to vesting milestones through July 11, 2019, at an exercise price of $0.35 per share. Acquisition related costs amounted to $52,852 and were capitalized together with the cash payment. Additional costs capitalized during 2013, and which related to a wound cap technology, amounted to $10,000. No additional costs were capitalized during 2014. At June 30, 2014, intangible assets amounted to $162,854.

The Series A Warrant was issued in exchange for services to be rendered in the future by Dr. Gerlach. An additional agreed upon cash sum amounting to $300,000 will be paid to Dr. Gerlach upon the Company attaining certain milestones related to the Regeneration Technology. The value of the Series A Warrant will be recognized as consulting expenses to the Company over the vesting term of the underlying warrant, subject to Dr. Gerlach providing ongoing consulting services to the Company with respect to the Regeneration Technology. As such, the measurement date for accounting purposes will be the date on which performance by Dr. Gerlach is completed. The fair value of each Warrant Share is estimated at the end of each reporting period during which Dr. Gerlach renders services using the Black-Scholes option pricing model. The fair value of each Warrant Share was approximately $0.79 as of June 30, 2014. Assumptions required for the Black-Scholes model are as follows:

Weighted average risk-free interest rate	1.62%
Expected life in years	5.00 Years
Weighted Avg Expected Volatility	90.9%
Expected dividend yield	0%

Consulting expense associated with the Series A Warrant amounted to $68,500 and $195,333 during the three and six months ended June 30, 2014.

F-8

4. Common Stock Option

Approval of the 2013 Long-Term Incentive Plan

On June 20, 2013, the Board of Directors (the “Board”) adopted, subject to receiving shareholder approval, the 2013 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the issuance of stock options of up to 20,000,000 shares (subject to adjustment) of the Company’s common stock to officers, directors, key employees and consultants of the Company. Options granted to employees under the Incentive Plan, including directors and officers who are employees, may be incentive stock options or non-qualified stock options; options granted to others under the Incentive Plan are limited to non-qualified stock options. On November 15, 2013, shareholders owning a majority of the Company’s issued and outstanding shares approved the Incentive Plan.

The Incentive Plan is administered by the Board or a committee designated by the Board. Subject to the provisions of the Incentive Plan, the Board has the authority to determine the officers, employees and consultants to whom options will be granted, the number of shares covered by each option, vesting rights and the terms and conditions of each option that is granted to them; however, no person may be granted in any of the Company’s fiscal year, options to purchase more than 2,000,000 shares under the Incentive Plan, and the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Options granted pursuant to the Incentive Plan are exercisable no later than ten years after the date of grant.

The exercise price per share of common stock for options granted under the Incentive Plan will be the fair market value of the Company’s common stock on the date of grant, using the closing price of the Company’s common stock on the last trading day prior to the date of grant, except for incentive stock options granted to a holder of ten percent or more of the Company’s common stock, for whom the exercise price per share will not be less than 110% of the fair market value. No option can be granted under the Incentive Plan after June 20, 2023.

As of June 30, 2014, there were 19,865,000 shares available for grant.

Stock Option Activity

On August 1, 2013, the Company granted to each of Messrs. Kirkland and Sierchio 20,000 stock options. The exercise price per share is $0.65; 10,000 options vested on the grant date and, subject to continued service as a member of the Company’s Board, the remaining 10,000 options will vest on August 1, 2014 and may be exercised on a “cashless basis” using the formula contained therein.

Effective December 1, 2013, the Company appointed Mr. Bold as its President & CEO and entered into an at-will consulting agreement (the “Consulting Agreement”) with Mr. Bold. Pursuant to the terms of the Consulting Agreement, Mr. Bold was issued a stock option to purchase up to 40,000 shares of the Company’s common stock (the “Option Shares”) at a price of $0.75 per share the closing price of the Company’s common stock as quoted on the OTCQB on November 29, 2013. The Options Shares may be exercised on a “cashless basis” using the formula contained therein and, subject to Mr. Bold’s continued service as the Company’s President and Chief Executive Officer, the Options Shares vest as follows, 20,000 on: (a) December 1, 2014; and (b) December 1, 2015.

On April 1, 2014, the Company appointed Ms. Patsy Trisler as its Vice President – Clinical & Regulatory Affairs and entered into an at-will consulting agreement (the “Trisler Consulting Agreement”) with Ms. Trisler. Pursuant to the terms of the Trisler Consulting Agreement, Ms. Trisler was issued Option Shares to purchase up to 50,000 shares of the Company’s common stock at a price of $1.05 per share, the closing price of the Company’s common stock as quoted on the OTCQB on April 1, 2014. The Options Shares may be exercised on a “cashless basis” using the formula contained therein and, subject to Ms. Trisler’s continued service as the Company’s Vice President – Clinical & Regulatory Affairs, the Options Shares vest as follows, 10,000 on: (a) April 1, 2015; (b) April 1, 2016; (c) April 1, 2017; (d) April 1, 2018; and (e) April 1, 2019.

On April 20, 2014, the Company appointed Andrew Danielson as its Director of Business Development and issued Mr. Danielson Option Shares to purchase 5,000 shares of the Company’s common stock at a price of $1.05 per share, the closing price of the Company’s common stock as quoted on the OTCQB on April 17, 2014. The Options Shares may be exercised on a “cashless basis” using the formula contained therein and, subject to Mr. Danielson’s continued service with the Company. The Options Shares vest on April 20, 2015.

F-9

The following table summarizes stock option activity for the period ended June 30, 2014.

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance January 1, 2014	80,000	$0.70	9.13	$20,000
Options granted	55,000	$1.05	9.75	$0
Balance June 30, 2014	135,000	$0.84	9.38	$14,850
Exercisable at June 30, 2014	20,000	$0.70	9.13	$5,000

The fair value of each stock option is estimated at the date of grant using the Black-Scholes option pricing model. The weighted-average fair value of stock options granted during 2013 was approximately $0.49 to $0.57 per share. The weighted average fair value of stock options granted during 2014 was $1.05 per share. Assumptions regarding volatility, expected term, dividend yield and risk-free interest rate are required for the Black-Scholes model. The volatility assumption is based on the Company’s historical experience. The risk-free interest rate is based on a U.S. treasury note with a maturity similar to the option award’s expected life. The expected life represents the average period of time that options granted are expected to be outstanding. The assumptions for volatility, expected life, dividend yield and risk-free interest rate are presented in the table below:

Weighted average risk-free interest rate	1.43 – 1.62%
Expected life in years	4.50 – 5.50
Weighted Avg. Expected Volatility	99.5% – 105.3%
Expected dividend yield	0%

During the three and six months ended June 30, 2014, stock-based compensation expense of $12,573 and $19,355, respectively, was recognized as general and administrative expenses. There were 20,000 stock options vested and 115,000 unvested, as of June 30, 2014. As of June 30, 2014, the Company had $55,387 of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized by April 1, 2019.

The Company issues new shares when options are exercised.

5. Commitments

On August 1, 2013, the Company engaged Vector to assist the Company with identifying subject matter experts in the medical device and biotechnology industries and to assist the Company with its ongoing research, development and eventual commercialization of its Regeneration Technology (collectively, the “Services”). In consideration of the Services, the Company will pay Vector a monthly consulting fee of $5,000. The consulting agreement with Vector continues until December 31, 2014, unless earlier terminated by either party upon 5 days prior written notice.

In connection with the Company’s anticipated Section 510(k) submission of its proprietary Cell Deposition Device to the Food and Drug Administration, the Company has engaged StemCell System GmbH (“StemCell Systems”) to provide it with prototypes and related documents. The Company received a purchase order from StemCell Systems in the amount of $130,000, for which $65,000 was paid in the three months ended June 30, 2014. The remaining payments are due prior to December 31, 2014, the exact timing of which is dependent on when the work is performed.

See also “Note 6. Related Party Transactions.”

F-10

6. Related Party Transactions

As compensation for their service on the Board, Dr. Kirkland and Mr. Sierchio will receive an annual retainer of $6,000, payable in equal yearly installments in arrears and prorated for any partial years of service. Additionally, subject to their entering into a non-statutory stock option agreement with us, Dr. Kirkland and Mr. Sierchio were each issued incentive stock options to purchase up to 20,000 shares of the Company’s common stock at an exercise price of $0.65 per share, the closing price of the Company’s common stock as quoted on the OTC Markets Group Inc. QB tier (the “OTCQB”) on July 31, 2013, pursuant to the Incentive Plan. Subject to their continued service as a member of the Board, 10,000 of the option shares vest immediately and 10,000 of the option shares vest on the first anniversary of date of grant.

Effective September 30, 2013, Ms. Rosen resigned as President and Chief Executive Officer and the Company entered into an At-Will Executive Services Agreement (the “Rosen Services Agreement”), pursuant to which Ms. Rosen will serve as the Company’s Chief Financial Officer. Pursuant to the Rosen Services Agreement, Ms. Rosen will provide the Company with services consistent with that of a Chief Financial Officer on a part-time basis, for which she will be paid a monthly fee of $2,400 and will be reimbursed for any business related expenses. The Rosen Services Agreement is terminable by either the Company or Ms. Rosen upon advance written notice.

On November 29, 2013, the Company entered into a subscription agreement with Kalen Capital Corporation (the “Investor”), a private Alberta corporation wholly owned by Mr. Harmel S. Rayat and a majority shareholder of the Company’s, pursuant to which the Investor purchased 3,500,000 Units at a purchase price of $0.43 per Unit, for an aggregate purchase amount of $1,505,000. Each Unit consists of: (a) one share of common stock; (b) one Series B Warrant exercisable for one share of Common Stock at an exercise price of $0.43 per share if exercised within the first eighteen months or $0.46 per share if exercised after the first eighteen months and prior to expiration on November 29, 2018; and (c) one Series C Warrant exercisable for one share of common stock at an exercise price of $0.43 per share if exercised within the first eighteen months or $0.49 per share if exercised after the first eighteen months and prior to expiration on November 29, 2018. Each of the Series B Warrant and Series C Warrant contains a provision allowing the holder to exercise the respective warrant on a cashless basis as further set forth therein. The Unit price of $0.43 represents a 30% discount to the 20 day average closing price of the Common Stock as quoted on the OTCQB as of October 31, 2013, the last trading date prior to us entering into a non-binding term sheet with the Investor regarding the purchase of the Units.

On December 1, 2013, the Company appointed Mr. Bold as its President & CEO and entered into the Consulting Agreement with Mr. Bold. Pursuant to the terms of the Consulting Agreement, Mr. Bold is expected to serve on a part-time basis and will receive an annual fee of $50,000, payable in 12 equal installments, which is prorated for any partial months during the term of the Consulting Agreement. In addition to Mr. Bold’s fee, he was issued Option Shares to purchase up to 40,000 shares of the Company’s common stock at a price of $0.75 per share the closing price of the Company’s common stock as quoted on the OTCQB on November 29, 2013. The Options Shares may be exercised on a cashless basis using the formula contained therein and, subject to Mr. Bold’s continued service as the Company’s President and Chief Executive Officer, vest as follows, 20,000 Options Shares on: (a) December 1, 2014; and (b) December 1, 2015.

On December 31, 2013, the Company completed the sale of 100% of the issued and outstanding shares of Fostung Resources to Duke for a promissory note in the amount of $80,000, which amount approximated the fair value of the leases and mining claims controlled by Fostung Resources, as concluded by an independent third-party geological consultant. Principal and interest at 4.0% are payable on December 31, 2015. Mr. Herdev S. Rayat, the majority shareholder of Duke, is the brother of Mr. Harmel S. Rayat, the Company’s majority shareholder.

On April 1, 2014, the Company appointed Ms. Patsy Trisler as its Vice President – Clinical & Regulatory Affairs and entered into the Trisler Consulting Agreement with Ms. Trisler. Pursuant to the terms of the Trisler Consulting Agreement, Ms. Trisler will receive a monthly fee of $5,000, which covers her services for up to 40 hours in any given month and will pay her an hourly fee of $125 for every hour in excess of forty, prorated for any partial hour. The Consulting Agreement may be terminated at any time by either Ms. Trisler or the Company. In addition to Ms. Trisler’s fee, she was issued Option Shares to purchase up to 50,000 shares of the Company’s common stock at a price of $1.05 per share, the closing price of the Company’s common stock as quoted on the OTCQB on March 31, 2014. The Options Shares may be exercised on a “cashless basis” using the formula contained therein and, subject to Ms. Trisler’s continued service as the Company’s Vice President – Clinical & Regulatory Affairs, vest as follows, 10,000 Options Shares on: (a) April 1, 2015; (b) April 1, 2016; (c) April 1, 2017; (d) April 1, 2018; and (e) April 1, 2019.

On April 20, 2014, the Company appointed Andrew Danielson as its Director of Business Development at an annual salary of $60,000. In addition Mr. Danielson was issued Option Shares to purchase 5,000 shares of the Company’s common stock at a price of $1.05 per share, the closing price of the Company’s common stock as quoted on the OTCQB on April 17, 2014. The Options Shares may be exercised on a “cashless basis” using the formula contained therein and, subject to Mr. Danielson’s continued service with the Company. The Options Shares vest on April 20, 2015.

For the three months ended June 30, 2014, directors’ and management fees, consulting fees and reimbursement of expenses paid to officers and directors of the Company were $3,000 (2013: $0). For the six months ended June 30, 2014, directors’ and management fees, consulting fees and reimbursement of expenses paid to officers and directors of the Company was $6,000 (2013: $0). Legal fees paid to one of the Company’s directors in the three months ended June 30, 2014 were $27,820 (2013: $38,974). Legal fees paid to one of the Company’s directors in the six months ended June 30, 2014 were $82,185 (2013: $62,439). Amounts included in accounts payable and accrued expenses, and due to related parties, at June 30, 2014 were $36,080 (2013: $4,800).

7. Subsequent Events

There were no subsequent events to disclose as of the issue date of this report.

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

RenovaCare, Inc.

New York, New York

We have audited the accompanying consolidated balance sheets of RenovaCare, Inc. and Subsidiaries (a development stage company) (“the Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for the years then ended and for the period from February 20, 2013 (the date of entering the development stage) to December 31, 2013. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RenovaCare, Inc. and Subsidiaries (a development stage company) as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended and for the period from February 20, 2013 (the date of entering the development stage) to December 31, 2013, in conformity with accounting principles generally accepted in the United States.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington

March 28, 2014

F-12

RENOVACARE, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	December 31	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$1,508,843	$513,595
Prepaid expenses	1,230	7,562
Current assets of discontinued operations	-	800
Total current assets	1,510,073	521,957

Note receivable from Duke Mountain	80,000	-
Long-term assets of discontinued operations	-	543,877
Intangible Assets	162,854	-
Total assets	$1,752,927	$1,065,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$11,221	$17,973
Accrued expenses - related parties	44,219	9,638
Current liabilities of discontinued operations	-	12,932
Total current liabilities	55,440	40,543
Long-term liabilities of discontinued operations	-	57,532
Total liabilities	55,440	98,075

STOCKHOLDERS' EQUITY
Preferred stock: $0.0001 par value: Authorized: 10,000,000 shares,
Issued and outstanding: nil	-	-
Common stock: $0.00001 par value: Authorized: 500,000,000 and 200,000,000 shares, respectively
Issued and outstanding: 66,575,122 shares (2012: 63,075,122)	666	631
Additional paid-in capital	7,220,612	5,462,236
Accumulated deficit	(4,455,482)	(4,491,004)
Accumulated deficit since development stage	(1,068,310)	-
Accumulated other comprehensive loss	-	(4,104)
Total stockholders’ equity	1,697,486	967,759
Total liabilities and stockholders’ equity	$1,752,927	$1,065,834

(The accompanying notes are an integral part of these consolidated financial statements)

F-13

 RENOVACARE, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,		From February 20, 2013 (Date of Entering Development Stage) to December 31,
	2013	2012	2013

Revenue	$-	$-	$-

Expenses
General and administrative expenses	628,545	229,539	614,729
Total operating expenses	628,545	229,539	614,729

Net loss from continuing operations	(628,545)	(229,539)	(614,729)

Discontinued operations

Income/(loss) from discontinued operations	-	(14,420)	-
Gain on disposal of assets (oil and gas)	49,338	-	-
Loss on disposal of subsidiary (Fostung)	(453,581)	-	(453,581)
Loss on discontinued operations	(404,243)	(14,420)	(453,581)
Net loss	$(1,032,788)	$(243,959)	$(1,068,310)

Earnings per share - basic and diluted
Loss per common share continuing operations	(0.01)	(0.00)
Loss per common share discontinued operations	(0.01)	(0.00)
Loss per common share	$(0.02)	$(0.00)

Weighted average shares outstanding	63,401,149	63,075,122

(The accompanying notes are an integral part of these consolidated financial statements)

F-14

RENOVACARE, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the Year Ended December 31,		From February 20, 2013 (Date of Entering Development Stage) to December 31,
	2013	2012	2013

Net loss	$(1,032,788)	$(243,959)	$(1,068,310)
Other comprehensive loss
Reclassification adjustment on disposal of subsidiary	4,104	-	4,104
Total comprehensive loss	$(1,028,684)	$(243,959)	$(1,064,206)

(The accompanying notes are an integral part of these consolidated financial statements)

F-15

RENOVACARE, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the years ended December 31, 2012 and 2013

	Common Stock		Additional paid-in	Accumulated	From February 20, 2013 (Date of Entering Development Stage) Accumulated	Accumulated other comprehensive
	Shares	Amount	capital	deficit	deficit	(loss)	Total

Balance, December 31, 2011	63,075,122	$631	$5,462,236	$(4,247,045)	$-	$(4,104)	$1,211,718

Net loss	-	-	-	(243,959)	-	-	(243,959)

Balance, December 31, 2012	63,075,122	631	5,462,236	(4,491,004)	-	(4,104)	967,759

Stock based compensation - Series A Warrant	-	-	237,971	-	-	-	237,971

Stock based compensation - options	-	-	15,440	-	-	-	15,440

Issuance of Units	3,500,000	35	1,504,965	-	-	-	1,505,000

Reclassification adjustment on disposal of subsidiary	-	-		-	-	4,104	4,104

Net income (loss)	-	-	-	35,522	(1,068,310)	-	(1,032,788)

Balance, December 31, 2013	66,575,122	$666	$7,220,612	$(4,455,482)	$(1,068,310)	$-	$1,697,486

(The accompanying notes are an integral part of these consolidated financial statements)

F-16

RENOVACARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(A Development Stage Company)

	For the Year Ended December 31,		From February 20, 2013 (Date of Entering Development Stage) to December 31,
	2013	2012	2013

Cash flows from operating activities:
Net loss	$(1,032,788)	$(243,959)	$(1,068,310)
Adjustments to reconcile net loss to net cash flows from operating activities:
Stock based compensation expense	15,440	-	15,440
Stock based consulting expense	237,971	-	237,971
Impairment and depreciation	-	1,527	-
Accretion of asset retirement obligation	-	2,216	-
Gain on disposal of oil and gas properties	(49,338)	-	-
Loss on disposal of subsidiary	453,581	-	453,581
Changes in operating assets and liabilities:
Decrease (increase) in receivables	800	13,714	3,801
Decrease (increase) in prepaid expenses	6,332	(7,562)	3,815
(Decrease) increase in accounts payable and accrued expenses	18,104	(33,150)	20,256
Net cash flows from operating activities	(349,898)	(267,214)	(333,447)

Cash flows from investing activities:
Acquisition of oil and gas properties	-	(6,962)	-
Proceeds from disposal of oil and gas properties	3,000	-	-
Acquisition of intellectual property	(162,854)	-	(162,854)
Net cash flows from investing activities	(159,854)	(6,962)	(162,854

Cash flows from financing activities:
Sale of common stock and warrants	1,505,000	-	1,505,000
Net cash flows from financing activities	1,505,000	-	1,505,000

Change in cash and cash equivalents	995,248	(274,176)	1,008,699
Cash and cash equivalents, beginning of period	513,595	787,771	500,144
Cash and cash equivalents, end of period	$1,508,843	$513,595	$1,508,843

Supplemental disclosure of cash flow information:
Non-cash investing and financing activities
Note received on disposal of subsidiary	$80,000	$-	$-

(The accompanying notes are an integral part of these consolidated financial statements)

F-17

RENOVACARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization, Nature and Continuance of Operations

RenovaCare, Inc., together with its wholly owned subsidiary (the “Company”), focuses on the acquisition, research, development and, if warranted, commercialization of autologous (using a patient’s own cells) cellular therapies that can be used for medical and aesthetic applications. The Company was previously involved in the exploration and development of both mineral exploration properties and oil and gas properties. The Company sold its oil and gas properties on February 18 and 19, 2013 and sold its subsidiary which controlled various mineral leases and mining claims on December 31, 2013. Effective February 20, 2013, the Company became a development stage company.

On July 12, 2013, the Company, together with its wholly owned subsidiary, RenovaCare Sciences Corp. (“RenovaCare Sciences”), a Nevada corporation formerly known as Janus Acquisition Corp., entered into an asset purchase agreement with Dr. Jörg Gerlach, MD, PhD, pursuant to which RenovaCare Sciences purchased all of Dr. Gerlach’s rights, title and interest to a treatment methodology for skin isolation , spraying and associated equipment for the regeneration of human skin cells (the “Cell Deposition Device”), along with the associated US and foreign patents and patent applications. The development of the Cell Deposition Device is in the early stages and we anticipate that significant time and financial resources will be required to further develop the technology and determine whether a commercially viable product can be developed.

On December 31, 2013, we entered into a stock purchase agreement with Duke Mountain Resources, Inc. (“Duke”), a Nevada corporation, pursuant to which we sold to Duke 100% of the issued and outstanding shares of Fostung Resources Ltd. (“Fostung Resources”), a corporation organized under the laws of Ontario, Canada and a wholly owned subsidiary of ours, for a promissory note in the amount of $80,000, which amount approximated the fair value of the leases and mining claims controlled by Fostung Resources, as concluded by an independent third-party geological consultant.

The Company has recently incurred net operating losses and operating cash flow deficits. The Company’s total accumulated deficit is $5.5 million as of December 31, 2013. The Company does not currently generate revenues and will continue to incur losses from operations and operating cash flow deficits in the future. Management believes that the Company’s cash and cash equivalent balances, anticipated cash flows from operations and other external sources of capital will be sufficient to meet our cash requirements through December 31, 2014. The future of the Company after December 2014 will depend in large part on its ability to successfully raise capital from external sources to fund operations.

2. Significant Accounting Policies

Basis of Presentation and Principles of Accounting

As the Company is devoting substantially all of its efforts to establishing a new business, and while planned principal operations have commenced, there has been no revenue generated from sales, license fees or royalties, and as such, the Company is considered a development stage company. Accordingly, the Company’s consolidated financial statements are presented in accordance with authoritative accounting guidance related to a development stage enterprise.

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with US GAAP and include the accounts of the Company and its wholly owned subsidiary, RenovaCare Sciences. All significant intercompany transactions and balances have been eliminated. RenovaCare Sciences was incorporated under the laws of the State of Nevada on June 12, 2013.

Applicable Accounting Guidance

Any reference in these notes to applicable accounting guidance is meant to refer to the authoritative non-governmental US GAAP as found in the Financial Accounting Standards Board’s Accounting Standards Codification.

F-18

Accounting Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined by future events, may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents may at times exceed federally insured limits.

Note Receivable from Duke Mountain

The note receivable from Duke Mountain is unsecured, bears interest at 4.0%, and principal and interest are due on December 31, 2015. The Company’s credit risk assessment is limited due to the related party nature of the arrangement.

Fair Value of Financial Instruments

The carrying amounts for cash and cash equivalents, and payables approximate fair value based on observable quoted prices for inactive markets – Level 1 inputs. The carrying amount of the note receivable from Duke Mountain approximates fair value based on observable market inputs for interest rates – Level 2 inputs.

Research and Development Costs

The Company intends to outsource its research and development efforts and expense related costs as incurred, including the cost of manufacturing product for testing, licensing fees and costs associated with planning and conducting clinical trials. The value ascribed to patents and other intellectual property acquired will be capitalized as it relates to particular research and development projects that may have alternative future uses.

Intangible Assets

The intangible asset consists primarily of Cell Deposition Device technology that the Company acquired during 2013 and is recorded at cost. At the time of acquisition, the technology had not reached technological feasibility. The amount capitalized is accounted for as an indefinite-lived intangible asset, subject to impairment testing until completion or abandonment. Upon successful completion, a determination will be made as to the then useful life of the intangible asset, generally determined by the period in which substantially all of the cash flows are expected to be generated, and begin amortization. The Company tests the intangible asset for impairment at least annually or more frequently if impairment indicators exist after performing a qualitative analysis. Management has multiple criteria that it considers when performing the qualitative analysis. The results of this review are then weighed and prioritized. If the totality of the relevant events and circumstances indicate that it is not more likely than not that the fair value of the intangible asset is less than its carrying amount, additional impairment tests are not necessary.

The Company assessed the following qualitative factors that could affect any change in the fair value of the intangible asset: analysis of the technology’s current phase, additional testing necessary to bring the technology to market, development of competing products, changes in projections caused by delays, changes in regulations, changes in the market for the technology and changes in cost projections to bring the technology to market. Based on a qualitative assessment, management concluded that a positive assertion can be made from the qualitative assessment that it is not more likely than not that the fair value of the intangible asset is less than its carrying amount.

F-19

Stock Options

The Company measures all stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period. The Company uses the Black-Scholes pricing model to determine the fair value of stock-based compensation awards on the date of grant. The Black-Scholes pricing model requires management to make assumptions regarding option lives, expected volatility, and risk free interest rates.

Income Taxes

The Company recognizes income taxes on an accrual basis based on tax positions taken, or expected to be taken, in tax returns. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized. No provision for income taxes was recorded during the periods presented because the Company had a net taxable loss. Should they occur, our policy is to classify interest and penalties related to tax positions as interest expense. Since our inception, no such interest or penalties have been incurred.

Discontinued Operations

The assets and financial results of the Company’s oil and gas and mineral assets are being reported as discontinued operations as a result of the sale of the oil and gas properties in February 2013 and the sale of the Company’s subsidiary which controlled various mineral leases and claims in December 2013. Certain amounts reported in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net income (loss). See “Note 3. Discontinued Operations” for a summary of the amounts reclassified for the periods presented herein.

Earnings (Loss) Per Share

The Company presents both basic and diluted earnings per share (“EPS”) amounts. Basic EPS is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period presented. Diluted EPS amounts are based upon the weighted average number of common and common equivalent shares outstanding during the period presented. Potentially dilutive shares of common stock consisted of warrants to purchase shares of common stock (8,200,000 shares for 2013 and nil shares for 2012) and options to purchase shares of common stock (80,000 shares for 2013 and nil shares for 2012). During the periods presented, potentially dilutive shares of common stock were not included in the computation of dilutive loss per share as to do so would be anti-dilutive.

Comprehensive Income (Loss)

Comprehensive loss is comprised of net loss,and a reclassification on disposal of subsidiary for the periods presented.

Related Party Transactions

A related party is generally defined as (i) any person who holds 10% or more of the Company’s securities and their immediate families; (ii) the Company’s management; (iii) someone who directly or indirectly controls, is controlled by or is under common control with the Company; or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See “Note 7. Related Party Transactions,” for further discussion.

F-20

3. Discontinued Operations

On February 18, 2013, we completed the sale of our working interest in the Onnie Ray #1, Haile #1, Pearce #1 and Stahl #1 oil wells. We entered into an Assignment Agreement with Leexus Oil LLC, the wells operator, whereby the Company assigned its right, title and interest in the oil, gas and mineral leases and the oil and gas wells. Consideration for the assignment was the assumption of all outstanding liabilities and assumption of all future payments for any and all work performed on the wells.

On February 19, 2013, we completed the sale of our working interest in the Cooke #6 well. We entered into an Assignment Agreement with Millennium Petro-Physics, the well operator, whereby we assigned the right, title and interest in the oil, gas and mineral leases and the oil and gas wells. Consideration for the assignment was $3,000 cash.

The carrying amount of the oil and gas properties was $24,127 on the date of disposal. The related asset retirement obligation amounted to $57,532 and liabilities assumed amounted to $12,932. Including the $3,000 cash received, the Company recognized a gain of $49,338 in the year ended December 31, 2013, as a result of the disposal.

On December 31, 2013, we entered into a stock purchase agreement with Duke, pursuant to which we sold to Duke 100% of the issued and outstanding shares of Fostung Resources, a wholly owned subsidiary of ours, for a promissory note in the amount of $80,000, which amount approximated the fair value of the leases and mining claims controlled by Fostung Resources, as concluded by an independent third-party geological consultant. Principal and interest at 4.0% are payable on December 31, 2015. Including the $80,000 of consideration received, the Company recognized a loss on the disposal of the subsidiary of $453,581.

The Company’s revenue reported in discontinued operations for the years ended December 31, 2013 and December 31, 2012 were $nil and $16,549, respectively. The Company’s net loss reported in discontinued operations for the years ended December 31, 2013 and December 31, 2012 was $(404,243) and $(14,420), respectively. The Company has not recognized any revenue nor incurred expenses with respect to its previously owned oil and gas and mineral assets since their respective sales, and will not recognize any continuing cash flows with respect to these properties in the future.

Assets and liabilities of discontinued operations in the accompanying balance sheets consist of the following:

December 31, 2012
Assets:
Oil and Gas Properties, net	$24,127
Mining properties	519,750
Other current assets	800
$544,677
Liabilities
Accounts payable	$(12,932)
Asset retirement obligation	(57,532)
$(70,464)

4. Intangible Assets – Intellectual Property

On July 12, 2013, the Company, together with its wholly owned subsidiary, RenovaCare Sciences, entered into an asset purchase agreement with Dr. Jörg Gerlach, MD, PhD, pursuant to which RenovaCare Sciences purchased all of Dr. Gerlach’s rights, title and interest in the Cell Deposition Device. The Company plans to further the development of the Cell Deposition Device, if commercially viable, bring the product to market. Pursuant to the terms of the Asset Purchase Agreement, upon the closing of the transaction, the Company paid Dr. Gerlach $100,002 and issued to Dr. Gerlach a Series A Stock Purchase Warrant (the “Series A Warrant”) entitling him to purchase 1,200,000 shares (each a “Warrant Share”) of the Company’s common stock, subject to vesting milestones through July 11, 2019, at an exercise price of $0.35 per share. Acquisition related costs amounted to $52,852 and were capitalized together with the cash payment. Additional costs capitalized during 2013, and which related to a wound cap technology, amounted to $10,000. At December 31, 2013, intangible assets amounted to $162,854.

F-21

The Series A Warrant was issued in exchange for services to be rendered in the future by Dr. Gerlach. An additional agreed upon cash sum amounting to $300,000 will be paid to Dr. Gerlach upon the Company attaining certain milestones related to the Regeneration Technology. The value of the Series A Warrant will be recognized as consulting expenses to the Company over the vesting term of the underlying warrant, subject to Dr. Gerlach providing ongoing consulting services to the Company with respect to the Regeneration Technology. As such, the measurement date for accounting purposes will be the date on which performance by Dr. Gerlach is completed. The fair value of each Warrant Share is estimated at the end of each reporting period during which Dr. Gerlach renders services using the Black-Scholes option pricing model. The fair value of each Warrant Share was approximately $0.87 as of December 31, 2013. Assumptions required for the Black-Scholes model are as follows:

2013
Weighted average risk-free interest rate	1.75%
Expected life in years	5.5 Years
Weighted Avg Expected Volatility	102.0%
Expected dividend yield	0

Consulting expense associated with the Series A Warrant amounted to $237,971 during 2013.

5. Common Stock Options

Approval of the 2013 Long-Term Incentive Plan

On June 20, 2013, the Board of Directors (the “Board”) adopted, subject to receiving shareholder approval, the 2013 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the issuance of stock options of up to 20,000,000 shares (subject to adjustment) of the Company’s common stock to officers, directors, key employees and consultants of the Company. Options granted to employees under the Incentive Plan, including directors and officers who are employees, may be incentive stock options or non-qualified stock options; options granted to others under the Incentive Plan are limited to non-qualified stock options.

The Incentive Plan is administered by the Board or a committee designated by the Board. Subject to the provisions of the Incentive Plan, the Board has the authority to determine the officers, employees and consultants to whom options will be granted, the number of shares covered by each option, vesting rights and the terms and conditions of each option that is granted to them; however, no person may be granted in any of the Company’s fiscal year, options to purchase more than 2,000,000 shares under the Incentive Plan, and the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Options granted pursuant to the Incentive Plan are exercisable no later than ten years after the date of grant.

The exercise price per share of common stock for options granted under the Incentive Plan will be the fair market value of the Company’s common stock on the date of grant, using the closing price of the Company’s common stock on the last trading day prior to the date of grant, except for incentive stock options granted to a holder of ten percent or more of the Company’s common stock, for whom the exercise price per share will not be less than 110% of the fair market value. No option can be granted under the Incentive Plan after June 20, 2023.

As of December 31, 2013, there were 19,920,000 shares available for grant.

Stock Option Activity

On August 1, 2013, the Company granted to Messrs. Kirkland and Sierchio (20,000 stock options each) for stock options granted on August 1, 2013. The exercise price per share is $0.65; 10,000 options vested on the grant date and, subject to continued service as a member of our Board, the remaining 10,000 options will vest on August 1, 2014. The Options Shares may be exercised on a “cashless basis” using the formula contained therein.

F-22

Effective December 1, 2013, we appointed Mr. Bold as our President & CEO and entered into an at-will consulting agreement (the “Consulting Agreement”) with Mr. Bold. Pursuant to the terms of the Consulting Agreement, Mr. Bold is expected to serve on a part-time basis and will receive an annual fee of $50,000, payable in 12 equal installments, which is prorated for any partial months during the term of the Consulting Agreement. In addition to Mr. Bold’s fee, he was issued a stock option to purchase up to 40,000 shares of our common stock (the “Option Shares”) at a price of $0.75 per share the closing price of our common stock as quoted on the OTCQB on November 29, 2013. The Options Shares may be exercised on a “cashless basis” using the formula contained therein and, subject to Mr. Bold’s continued service as our President and Chief Executive Officer, vest as follows: (a) 20,000 Options Shares vest on December 1, 2014; and (b) 20,000 Options Shares vest on December 1, 2015.

The following table summarizes stock option activity for the year ended December 31, 2013.

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life (Years)	Value
Balance January 1, 2013	-	$-	-	$-
Options granted	430,000	$0.72	9.55
Options forfeited	(350,000)	$0.72	9.50
Balance December 31, 2013	80,000	$0.70	9.75	$23,200
Exercisable at December 31, 2013	20,000	$0.65	9.50	$6,800

The fair value of each stock option is estimated at the date of grant using the Black-Scholes option pricing model. The estimated weighted-average fair value of stock options granted during 2013 was approximately $0.49 to $0.57 per share. Assumptions regarding volatility, expected term, dividend yield and risk-free interest rate are required for the Black-Scholes model. The volatility assumption is based on the Company’s historical experience. The risk-free interest rate is based on a U.S. treasury note with a maturity similar to the option award’s expected life. The expected life represents the average period of time that options granted are expected to be outstanding. The assumptions for volatility, expected life, dividend yield and risk-free interest rate are presented in the table below:

2013
Weighted average risk-free interest rate	1.43 – 1.49%
Expected life in years	5.0 – 5.5
Weighted Avg Expected Volatility	99.5% - 103.4%
Expected dividend yield	0

During the year ended December 31, 2013, stock-based compensation expense of $15,440, was recognized as general and administrative expenses. There were 20,000 stock options vested and 60,000 unvested, as of December 31, 2013. There was no stock compensation expense recognized in 2012. As of December 31, 2013, the Company had $27,317 of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized by December 31, 2015.

The Company issues new shares when options are exercised.

6. Commitments

On June 27, 2012, the Company entered into an At-Will Executive Services Agreement (the “Bien Services Agreement”) with Ms. Janet Bien, pursuant to which Ms. Bien was to serve as the Company’s Chief Financial Officer. Pursuant to the Bien Services Agreement, Ms. Bien was to provide the Company with services consistent with that of a Chief Financial Officer on a part-time basis, for which she was to be paid a monthly fee of $2,400 and was to be reimbursed for any business related expenses. The Bien Services Agreement was terminable by either the Company or Ms. Bien upon written notice with or without cause. The Bien Services Agreement was terminated effective as of September 30, 2013.

F-23

On February 15, 2013, the Company entered into an agreement with Kenneth Kirkland, Ph.D. (the “Kirkland AB Agreement”) pursuant to which Dr. Kirkland will serve as a member of the Company’s Advisory Board. The Kirkland AB Agreement provides for a monthly fee of $2,000 and may be terminated by either party with a five day notice. The Kirkland AB Agreement was terminated effective as of June 30, 2013.

On August 1, 2013, the Company engaged Vector to assist the Company with identifying subject matter experts in the medical device and biotechnology industries and to assist the Company with its ongoing research, development and eventual commercialization of its Regeneration Technology (collectively, the “Services”). In consideration of the Services, the Company will pay Vector a monthly consulting fee of Five Thousand Dollars ($5,000). The consulting agreement with Vector continues until December 31, 2014, unless earlier terminated by either party upon five (5) days prior written notice.

On October 1, 2013, the Company entered into an At-Will Executive Services Agreement (the “Rosen Services Agreement”) with Ms. Rhonda Rosen, pursuant to which Ms. Rosen is to serve as the Company’s Chief Financial Officer. Pursuant to the Rosen Services Agreement, Ms. Rosen was to provide the Company with services consistent with that of a Chief Financial Officer on a part-time basis, for which is to be paid a monthly fee of $2,400 and reimbursed for any business related expenses.

Effective December 1, 2013, we appointed Mr. Bold as our President & CEO and entered into the Consulting Agreement with Mr. Bold. Pursuant to the terms of the Consulting Agreement, Mr. Bold is expected to serve on a part-time basis and will receive an annual fee of $50,000, payable in 12 equal installments, which is prorated for any partial months during the term of the Consulting Agreement. In addition to Mr. Bold’s fee, he was issued Option Shares to purchase up to 40,000 shares of our common stock at a price of $0.75 per share the closing price of our common stock as quoted on the OTCQB on November 29, 2013. The Options Shares may be exercised on a “cashless basis” using the formula contained therein and, subject to Mr. Bold’s continued service as our President and Chief Executive Officer, vest as follows: (a) 20,000 Options Shares vest on December 1, 2014; and (b) 20,000 Options Shares vest on December 1, 2015.

See also Note 7. Related Party Transactions.

7. Related Party Transactions

Effective as of June 19, 2012, Mr. Joseph Sierchio, a member of the Company’s Board, was appointed as its Acting Interim President and Chief Executive Officer; and effective as of June 27, 2012, Ms. Janet Bien was appointed as the Company’s Chief Financial Officer.

On June 20, 2013, Mr. Joseph Sierchio, resigned as the Acting Interim President and Chief Executive Officer and remains a director; Ms. Rhonda B. Rosen was appointed to serve as the President and Chief Executive Officer and a member of the Board and entered into an employment agreement for a two year term (the “Rosen Employment Agreement”), subject to the earlier termination provisions contained therein. Pursuant to the terms of the Rosen Employment Agreement, Ms. Rosen was paid an annual salary of $120,000. In addition to Ms. Rosen’s salary, she was eligible to receive a cash bonus to be determined by our Board, in their sole discretion. The Rosen Employment Agreement also provides Ms. Rosen with a monthly stipend of no more than $1,500 to cover medical insurance premiums until such time as the Company can make available an alternative medical insurance plan.

On July 29, 2013, the Board appointed Dr. Kenneth Kirkland to serve as a member of the Board effective August 1, 2013. Prior to this appointment, Dr. Kirkland resigned from the Company’s Advisory Board. See “Note 6. Commitments.”

As compensation for their service on the Board, Dr. Kirkland and Mr. Sierchio will receive an annual retainer of $6,000, payable in equal yearly installments in arrears and prorated for any partial years of service. Additionally, subject to their entering into a non-statutory stock option agreement with us, Dr. Kirkland and Mr. Sierchio were each issued incentive stock options to purchase up to 20,000 shares of our common stock at an exercise price of $0.65 per share, the closing price of the Company’s common stock as quoted on the OTC Markets Group Inc. QB tier (the “OTCQB”) on July 31, 2013, pursuant to the Incentive Plan. Subject to their continued service as a member of the Board, 10,000 of the option shares vest immediately and 10,000 of the option shares vest on the first anniversary of date of grant.

F-24

Effective September 30, 2013, Ms. Bien resigned as the Company’s Chief Financial Officer. Effective September 30, 2013, Ms. Rosen resigned as President and Chief Executive Officer, the Rosen Employment Agreement was terminated and the Company entered into an At-Will Executive Services Agreement (the “Rosen Services Agreement”), pursuant to which Ms. Rosen will serve as the Company’s Chief Financial Officer. Pursuant to the Rosen Services Agreement, Ms. Rosen will provide the Company with services consistent with that of a Chief Financial Officer on a part-time basis, for which she will be paid a monthly fee of $2,400 and will be reimbursed for any business related expenses. The Rosen Services Agreement is terminable by either the Company or Ms. Rosen upon advance written notice. The incentive stock options to purchase up to 350,000 shares of the Company’s common stock at an exercise price of $0.72 per share, previously issued to Ms. Rosen, were forfeited effective September 30, 2013.

Effective September 30, 2013, Mr. Sierchio resumed the position of Acting Interim President and Chief Executive Officer.

On November 29, 2013, we entered into a subscription agreement with the Investor, a private Alberta corporation wholly owned by Mr. Harmel Rayat and a majority shareholder of ours, pursuant to which the Investor purchased 3,500,000 Units at a purchase price of $0.43 per Unit, for an aggregate purchase amount of $1,505,000. Each Unit consists of: (a) one share of common stock; (b) one Series B Warrant exercisable for one share of common stock at an exercise price of $0.43 per share if exercised within the first eighteen months or $0.46 per share if exercised after the first eighteen months and prior to expiration on November 29, 2018; and (c) one Series C Warrant exercisable for one share of common stock at an exercise price of $0.43 per share if exercised within the first eighteen months or $0.49 per share if exercised after the first eighteen months and prior to expiration on November 29, 2018. Each of the Series B Warrant and Series C Warrant contains a provision allowing the holder to exercise the respective warrant on a cashless basis as further set forth therein. The Unit price of $0.43 represents a 30% discount to the 20 day average closing price of the common stock as quoted on the OTCQB as of October 31, 2013, the last trading date prior to us entering into a non-binding term sheet with the Investor regarding the purchase of the Units.

On December 1, 2013, we appointed Mr. Bold as our President & CEO and entered into the Consulting Agreement with Mr. Bold. Pursuant to the terms of the Consulting Agreement, Mr. Bold is expected to serve on a part-time basis and will receive an annual fee of $50,000, payable in 12 equal installments, which is prorated for any partial months during the term of the Consulting Agreement. In addition to Mr. Bold’s fee, he was issued Option Shares to purchase up to 40,000 shares of our common stock at a price of $0.75 per share the closing price of our common stock as quoted on the OTCQB on November 29, 2013. The Options Shares may be exercised on a “cashless basis” using the formula contained therein and, subject to Mr. Bold’s continued service as our President and Chief Executive Officer, vest as follows: (a) 20,000 Options Shares vest on December 1, 2014; and (b) 20,000 Options Shares vest on December 1, 2015.

On December 31, 2013, we completed the sale of 100% of the issued and outstanding shares of Fostung Resources to Duke for a promissory note in the amount of $80,000, which amount approximated the fair value of the leases and mining claims controlled by Fostung Resources, as concluded by an independent third-party geological consultant. Principal and interest at 4.0% are payable on December 31, 2015. Mr. Herdev S. Rayat, the majority shareholder of Duke, is the brother of Mr. Harmel S. Rayat, our majority shareholder.

For the year ended December 31, 2013, management fees, consulting fees and reimbursement of expenses paid to officers and directors of the Company were $49,097 (2012: $43,298). Legal fees paid to one of our directors in 2013 were $165,591 (2012: $72,503). Amounts included in accounts payable and due to related parties at December 31, 2013 were $44,219 (2012: $9,638). The total expense recognized during 2013 for legal fees was $197,609 (including unpaid amounts of $32,018 as of December 31, 2013).

8. Income Taxes

There is no current or deferred tax expense for 2013 and 2012, due to the Company’s loss position. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes and has recorded a full valuation allowance against the deferred tax asset. The income tax effect, utilizing a 34% income tax rate, of temporary differences comprising the deferred tax assets and deferred tax liabilities is a result of the following at December 31:

	2013	2012
Deferred tax assets:
Net operating loss carryforwards	$2,027,000	$1,852,000
Other	86,000	106,000
	2,113,000	1,958,000

Valuation allowance	(2,113,000)	(1,958,000)
Net deferred tax assets	$-	$-

F-25

The 2013 increase in the valuation allowance was $155,000 (2012: $81,000).

The Company has available net operating loss carryforwards of approximately $5,961,000 for tax purposes to offset future taxable income which expires commencing 2014 through to the year 2033. Pursuant to the Tax Reform Act of 1986, annual utilization of the Company’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period. The tax years 2010 through 2013 remain open to examination by federal agencies and other jurisdictions in which it operates.

A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense for the years ended December 31 follows:

	2013	2012

Statutory federal income tax rate	34%	34%
Valuation allowance	(34)%	(34)%
	0%	0%

9. Subsequent Events

There were no subsequent events to disclose as of the issue date of this report.

F-26

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC filing fee	$1,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$23,000
Miscellaneous	$1,000
Total	$30,000

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role. Section 78.7502(1) extends this protection “against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified “against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation’s articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our Bylaws also contain broad indemnification provisions. We have entered into indemnification agreements with each of our directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

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ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

On July 12, 2013, pursuant to the terms of the APA, the Company issued a Series A Warrant to Dr. Jörg Gerlach, MD, PhD, allowing him to purchase up to 1,200,000 shares of the Company’s common stock at an exercise price of $0.35 per share through July 12, 2019. The shares underlying Series A Warrant vest in five equal installments of 240,000 shares on July 12, 2014-2018. The Series A Warrant contains a provision allowing the holder to exercise the warrant on a cashless basis as further set forth therein.

The Series A Warrant was issued to Dr. Gerlach in reliance upon exemptions from registration pursuant to, among others, Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. The Company intends to use the proceeds from the exercise of the Series A Warrant, if any, to fund the research, development and commercialization of the Cell Deposition Device and for general working capital.

On November 29, 2013, the Company entered into a Subscription Agreement with Kalen Capital Corporation (the “Investor”), a private corporation owning in excess of 10% of the Company’s issued and outstanding shares of common stock pursuant to which the Investor purchased 3,500,000 units of the Company’s equity securities (the “Units”) at a purchase price of $0.43 per Unit, for an aggregate purchase amount of $1,505,000. Each Unit consists of: (a) one share of common stock, par value $0.00001; (b) one Series B Warrant exercisable for one share of common stock at an exercise price of $0.43 per share if exercised within the first eighteen months or $0.46 per share if exercised after the first eighteen months and prior to expiration on November 29, 2018; and (c) one Series C Warrant exercisable for one share of common stock at an exercise price of $0.43 per share if exercised within the first eighteen months or $0.49 per share if exercised after the first eighteen months and prior to expiration on November 29, 2018. Each of the Series B Warrant and Series C Warrant contains a provision allowing the holder to exercise the respective warrant on a cashless basis as further set forth therein. The Unit price of $0.43 represents a 30% discount to the 20 day average closing price of the Common Stock as quoted on the OTC Markets Group Inc. QB tier as of October 31, 2013, the last trading date prior to the Company entering into a non-binding term sheet with the Investor regarding the purchase of the Units.

The Units were issued to the Investor in reliance upon exemptions from registration pursuant to, among others, Section 4(2) under the Securities Act and Regulation S promulgated under the Securities Act, as the Units were issued in an offshore transaction involving only a non-U.S. purchaser. The Company intends to use the proceeds from the sale of the Units and the exercise of the Series B and Series C Warrants, if any, to fund the research, development and commercialization of the Cell Deposition Device and for general working capital.

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ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit

3.1

Articles of Incorporation, as amended, of the Company, incorporated by reference and included in the Company’s Registration Statement on Form 10-SB 12g filed on May 11, 1999, SEC file number 000-30156-99616992.

3.2	Articles of Incorporation, as amended, of the Company incorporated by reference and included in the Company’s Form 8-K filed on January 10, 2011, SEC file number 000-30156-11520181.

3.3	Articles of Incorporation, as amended, of the Company incorporated by reference and included in the Company’s Form 8-K filed on January 10, 2014, SEC file number 000-30156-14521612.

3.4	By-laws of the Company incorporated by reference and included in the Company’s Registration Statement on Form 10-SB 12g filed on May 11, 1999, SEC file number 000-30156-99616992.

4.1†

Form of Series A Common Stock Purchase Warrant dated July 12, 2013, incorporated by reference and included in the Company’s Form 8-K filed on July 18, 2013, as amended on November 21, 2013 and December 27, 2013, SEC file 0156-131300357.

4.2	Form of Stock Purchase Warrant, incorporated by reference and included in the Company’s Form 8-K filed on December 5, 2013, SEC file number 000-30156-131259657.

4.3

Registration Rights Agreement dated November 29, 2013, between Kalen Capital Corporation and the Company, incorporated by reference and included in the Company’s Form 8-K filed on December 5, 2013, SEC file number 000-30156-131259657.

5.1	Opinion of Sierchio & Company, LLP regarding the legality of the securities being registered. **

10.1§

Employment Agreement dated June 20, 2013, between Rhonda B. Rosen and the Company, incorporated by reference and included in the Company’s Form 8-K filed on June 26, 2013, SEC file number 000-30156-131259657.

10.2†

Asset Purchase Agreement dated as of June 21, 2013, between Jörg Gerlach, MD, PhD, Janus Acquisition Corp.  and the Company, incorporated by reference and included in the Company’s Form 8-K filed on July 18, 2013, as amended on November 21, 2013 and December 27, 2013, SEC file number 000-30156-131300357.

10.3§	Form of Stock Option Agreement, incorporated by reference and included in the Company’s Form 8-K filed on June 26, 2013, SEC file number 000-30156-131259657.

10.4

Finder’s Agreement dated August 13, 2013, between Vector Asset Management, Inc. and the Company, incorporated by reference and included in the Company’s Form 10-Q filed on August 14, 2013, SEC file number 000-30156-13109753.

10.5

At-Will Executive Services Agreement dated October 1, 2013, between Rhonda B. Rosen and the Company, incorporated by reference and included in the Company’s Form 10-Q filed on November 14, 2013, SEC file number 000-30156-13129717.

10.6

Subscription Agreement for 3,500,000 units dated November 29, 2013, between Kalen Capital Corporation and the Company, incorporated by reference and included in the Company’s Form 8-K filed on December 5, 2013, SEC file number 000-30156-131259657.

10.7§

At-Will Consulting Agreement effective as of December 1, 2013, between Thomas Bold and the Company, incorporated by reference and included in the Company’s Form 8-K filed on December 5, 2013, SEC file number 000-30156-131259657.

10.8

Stock Purchase Agreement dated December 31, 2013, between Duke Mountain Resources, Inc., Fostung Resources Ltd. and the Company, incorporated by reference and included in the Company’s Form 8-K filed on January 7, 2014, SEC file number 000-30156-14513586.

10.9§

At-Will Consulting Agreement effective as of April 1, 2014, between Patsy Trisler and the Company, incorporated by reference and included in the Company’s Form 8-K filed on April 7, 2014, SEC file number 000-30156-14838542.

54

10.10§

Stock Option Agreement dated April 1, 2014, between Patsy J. Trisler and the Company, incorporated by reference and included in the Company’s Form 8-K filed on April 7, 2014, SEC file number 000-30156-14838542.

10.11§

Stock Option Agreements dated August 14, 2014, between Kenneth Kirkland, Joseph Sierchio, Rhonda B. Rosen and the Company, incorporated by reference and included in the Company’s Form 8-K filed on August 20, 2014, SEC file number 000-30156-141054256.

10.12

Post-Closing Amendment to the Asset Purchase Agreement dated September 9, 2014, between Jörg Gerlach,MD, PhD, RenovaCare Sciences Corp. and the Company, incorporated by reference and included in the Company’s Form 8-K filed on September 15, 2014, SEC file number 000-30156-141102510.

14.1	Code of Ethics, incorporated by reference and included in the Company’s Form 10-K file on April 15, 2009, SEC file number 000-30156-09750383.

23.1	Consent of Sierchio & Company, LLP (included in Exhibit 5.1 hereto)*

23.2	Consent of Peterson Sullivan LLP**

24.1	Power of Attorney **

99.1§	2013 Incentive Stock Option Plan, incorporated by reference and included in the Company’s Form 10-Q filed on November 14, 2013, SEC file number 000- 30156-13129717.

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension - Schema Document**

101.CAL	XBRL Taxonomy Extension - Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension - Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension - Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension - Presentation Linkbase Document**

_________________________

*	Filed herewith.

†

Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material have been separately filed with the Securities and Exchange Commission.

§	Indicates a management contract or compensatory plan or arrangement.

**	Incorporated by reference to the Company’s registration statement on Form S-1, filed on September 5, 2014, SEC file number 333-198600-141086076.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

56

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on  October 20, 2014.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President and Chief Executive Officer
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

By:	*
Name:	Rhonda B. Rosen
Title:	Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	*	Dated: October 20, 2014
Name:	Thomas Bold
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	*	Dated: October 20, 2014
Name:	Rhonda B. Rosen
Title:	Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)

By:	*	Dated: October 20, 2014
Name:	Patsy Trisler
Title:	Vice President – Clinical & Regulatory Affairs

By:	*	Dated: October 20, 2014
Name:	Kenneth Kirkland
Title:	Director

By:	*	Dated: October 20, 2014
Name:	Joseph Sierchio
Title:	Director

By:	*
Name:	Thomas Bold
Title:	Attorney-in-fact

57